UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
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ePlus inc.
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Notice of 2018 Annual Meeting of Shareholders
and
Proxy Statement

EPLUS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Where:

Thursday, September 13, 2018 8:00 a.m. ET	The Westin Washington Dulles Airport 2520 Wasser Terrace, Herndon, Virginia 20171

We are pleased to invite you to the ePlus inc. 2018 Annual Meeting of Shareholders (the “Annual Meeting”).

Items of Business:

1.	To elect as directors the nine nominees named in the attached proxy statement, each to serve an annual term, and until their successors have been duly elected and qualified;
2.	To hold an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement;
4.	To ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered accounting firm for our fiscal year ending March 31, 2019;
6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date:

Holders of our common stock at the close of business on July 19, 2018, are entitled to notice of, and to vote at, the Annual Meeting.

How to Vote:

Your vote is important to us.  Please see “Voting Information” on page 3 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about July 27, 2018.

July 27, 2018	By Order of the Board of Directors

Erica S. Stoecker
Corporate Secretary & General Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2018:  THE COMPANY’S PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED MARCH 31, 2018, ARE AVAILABLE AT WWW.EDOCUMENTVIEW.COM/PLUS.

PROXY STATEMENT TABLE OF CONTENTS

EXECUTIVE OFFICERS	21

PROPOSAL 2 – Advisory Vote to Approve Named Executive Officer Compensation	21

REPORT OF THE COMPENSATION COMMITTEE	22

COMPENSATION DISCUSSION AND ANALYSIS	22

OVERVIEW	23

Fiscal Year 2018 Financial Highlights	23
Our Executive Compensation Program	24
Our Executive Compensation Practices	24
2017 Say-On-Pay Vote	25

WHAT WE PAY AND WHY	25

Fiscal Year 2018 Executive Compensation Decisions	25
Base Salary	25
Annual Cash Incentive Awards	26
Long-Term Equity-Based Incentive Program	28
Other Elements of our Fiscal Year 2018 Executive Compensation Program	29
2018 Pay Ratio Disclosure	31

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS	32

Role of the Board, Compensation Committee and our Executive Officers	32
Guidance from the Compensation Committee’s Independent Compensation Consultant	32
Comparison Peer Groups	33
Alignment of Senior Management Team to Drive Performance	33

2018 EXECUTIVE COMPENSATION	34

2018 Summary Compensation Table	34
2017 Grants of Plan-Based Awards Table	35
Outstanding Equity Awards at 2018 Fiscal Year End	36
Fiscal Year 2018 Options Exercised and Stock Vested	36
Employment Agreements, Severance, and Change in Control Provisions	37

EQUITY COMPENSATION PLAN INFORMATION	40

PROPOSAL 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2019	41

AUDIT COMMITTEE REPORT	41

Independent Registered Public Accounting Firm Fees and Independence	42

FREQUENTLY ASKED QUESTIONS CONCERNING THE ANNUAL MEETING	43

OTHER MATTERS	46

Other Business	46
Annual Report on Form 10-K	47
Householding	47
Shareholder Proposals for the 2019 Annual Meeting	47
Results of the Annual Meeting	48
Additional Information About the Company	48

FORWARD-LOOKING STATEMENTS	48

PROXY SUMMARY

Annual Meeting of Shareholders

Who:	Shareholders as of the Record Date, July 19, 2018
What:	See detailed Proposals on pages 11, 21 and 41, and summaries below
When:	September 13, 2018, 8:00 a.m. ET
Where:	The Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171
How:	Internet/Mobile, Phone, Mail, In Person (see Voting Information beginning on page 3 for details)

Who We Are and What We Do

We are a leading solutions provider delivering actionable outcomes for organizations by using information technology and consulting solutions to drive business agility and innovation.  Leveraging our engineering talent, we assess, plan, deliver, and secure solutions comprised of leading technologies and consumption models aligned with our customers’ needs.  Our expertise and experience allows us to craft optimized solutions that take advantage of the cost, scale, and efficiency of private, public, and hybrid cloud in an evolving market.  We also provide consulting, professional, managed, and complete lifecycle management services, including flexible financing solutions.  Headquartered in Virginia, with offices throughout the United States, Europe, and Asia-Pacific, we have been in the business of selling, leasing, financing, and managing information technology and other assets for more than 28 years, and our more than 1,200 employees engineer transformative technology solutions for the most visionary companies in the world.  For more information about our business, visit our website at www.eplus.com.

2018 Annual Meeting of Shareholders at a Glance

Our Board of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS – THE BOARD RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES – see pages 11-16 for details

Executive Chairman, Phillip G. Norton, and Lead Independent Director, C. Thomas Faulders, continued to provide leadership to the Company and its Board of Directors (“Board of Directors” or “Board”) in fiscal year 2018.  Our newest director, Maureen F. Morrison, joined our Board in June 2018, and increased the size of our Board to nine directors.

The Board’s Nominating and Corporate Governance Committee has nominated each of our sitting directors for election at our 2018 Annual Meeting of Shareholders, having found they each possess the requisite knowledge, skills, and abilities to oversee the Company’s long-term business objectives.

ePlus 2018 Director Nominees
		Board Committees
Name	Age	Audit	Compensation	Nominating & Corporate Governance	Number of Other Public Company Boards
Phillip G. Norton, Executive Chairman	74				0
Bruce M. Bowen	66				0
John E. Callies*	64	X	X		0
C. Thomas Faulders, III*, Lead Independent Director	68	X	X		0
Lawrence S. Herman*	74	X		X	0
Eric D. Hovde*	54		X	X	1
Ira A. Hunt, III*	62		X	X	0
Maureen F. Morrison*	63	X			1
Terrence O’Donnell*	74	X		X	0

* Independent Director.  More information about our Board, including their biographies, is available beginning on page 11.

Our Executive Officers’ Compensation

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION – THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL – see pages 21-40 for details

Our executive compensation philosophy is to reward performance in alignment with our shareholders’ long-term interests, and to promote and maintain stability within the executive team by issuing restricted stock with multi-year vesting terms.

For the fiscal year ended March 31, 2018, our named executive officers were Executive Chairman, Phillip G. Norton; Chief Executive Officer, Mark P. Marron; and Chief Financial Officer, Elaine D. Marion.  Each received a base salary, short-term cash incentive compensation, and long-term equity-based incentive compensation, and Mr. Norton also received certain retention payments, the last of which was made in January 2018.  For detailed information about our executive compensation practices, see our Compensation Discussion and Analysis beginning on page 22.

Last year, our shareholders approved the Company’s say-on-pay proposal with approximately 74% of the votes cast in its favor.  The Compensation Committee considered this approval in determining that our executive compensation philosophies and objectives continue to be appropriate, and did not require changes in response to the 2017 say-on-pay vote.  We did, however, revise Change in Control provisions in our executive employment agreements from a modified single-trigger to a double-trigger, prior to the 2017 Annual Meeting of Shareholders.

Effective July 31, 2018, Mr. Norton will retire as an ePlus employee, and will remain on the Board in a non-employee director role as Executive Chairman.  In addition, Darren Raiguel became an executive officer when he was promoted to Chief Operating Officer of ePlus inc. and President of ePlus Technology, inc. effective May 7, 2018, which was after the end of our fiscal year.

Our Independent Registered Public Accounting Firm

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL – see pages 41-43 for details

The Board’s Audit Committee has once again selected Deloitte as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2019.  Deloitte has served as the Company’s independent registered public accounting firm since 1990, and the Board recommends that shareholders vote to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm.  For more information about Deloitte, see pages 41-43.

VOTING INFORMATION

We are using the “Notice and Access” method of furnishing proxy materials to you over the Internet.  The Securities and Exchange Commission’s (“SEC”) Notice and Access rules permit us to furnish our shareholders with proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for fiscal year 2018, by providing access to such documents on the Internet instead of mailing printed copies.  We believe that this process will provide you with convenient and efficient access to your proxy materials so you may vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials.  On or about July 27, 2018, we mailed our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing our Proxy Statement and Annual Report on Form 10-K.  The Notice also identifies the items to be voted on at the Annual Meeting and provides instructions for voting and instructions for requesting a hard copy of the proxy materials.  Most shareholders will not receive hard copies of the proxy materials unless they request them.  If you would like to receive hard or soft copies of our proxy materials, you should follow the instructions for requesting such materials in the Notice.  Any request to receive proxy materials by mail will remain in effect until you revoke it.

Who May Vote

You are eligible to vote at the Annual Meeting if you were a shareholder of record of ePlus inc. (“ePlus” or the “Company”) as of the close of business on Thursday, July 19, 2018, the record date (“Record Date”) for our Annual Meeting.

Vote Today

Cast your vote as soon as possible on all of the proposals listed below to ensure your shares are represented.

		More Information	Board Recommendation
Proposal 1	Election of Directors	Page 11	FOR each Director Nominee
Proposal 2	Advisory Vote to Approve Named Executive Officers’ Compensation	Page 21	FOR
Proposal 3	Ratification of Independent Registered Public Accounting Firm	Page 41	FOR

Vote in Advance of the Annual Meeting

Even if you plan to attend our Annual Meeting in person, read this proxy statement with care and cast your vote as soon as possible, as described below.  For shareholders of record, have your notice and proxy card in hand and follow the instructions.  If you hold your shares through a broker, bank, or other nominee, you will receive voting instructions from your broker, bank, or other nominee, including whether telephone or Internet options are available.

INTERNET / MOBILE	PHONE	MAIL

Visit 24/7: www.investorvote.com/plus Use the Internet to vote your proxy until 11:59 p.m. ET on September 12, 2018	Dial toll free 24/7 Use a touch-tone telephone to vote your proxy until 11:59 p.m. ET on September 12, 2018	Mark, sign, and date your proxy card, and return it in the postage-paid envelope provided, such that it is received no later than 8:00 a.m. ET on September 13, 2018

Vote at the Annual Meeting

You may vote in person at the Annual Meeting, which will be held on Thursday, September 13, 2018, at 8:00 a.m. ET at The Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171.  If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) that provide a framework for effective corporate governance.  The Guidelines outline our Board of Directors’ operating principles, and the composition and working processes of our Board and its committees.  Our Nominating and Corporate Governance Committee periodically reviews our Guidelines and developments in corporate governance, and recommends proposed changes for Board approval.

Our Guidelines and other corporate governance documents, including bylaws, committee charters, certificate of incorporation, and our Code of Conduct and Business Partner Code of Conduct (“Business Partner Code”), are all available on our website at http://www.eplus.com/investors/corporate-governance-legal.

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and NASDAQ’s listing standards, a majority of our Board members must be independent.  The Board of Directors annually determines whether each of our directors is independent.  In determining independence, the Board follows the independence criteria set forth in NASDAQ’s listing standards, and considers all relevant facts and circumstances.

Pursuant to NASDAQ’s  independence criteria, a director is not independent if she or he has one or more of the relationships specifically enumerated in NASDAQ’s listing standards.  In addition, the Board must affirmatively determine that a director does not have a relationship that, in the Board’s opinion, would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of a director.  The Board has affirmatively determined that, Messrs. Callies, Hunt, Faulders, Herman, Hovde and O’Donnell and Ms. Morrison are independent under the applicable NASDAQ listing standards.

Leadership Structure of Our Board of Directors

Phillip G. Norton serves as our Executive Chairman, and C. Thomas Faulders is our Lead Independent Director.  The Board believes this structure provides efficient and effective leadership for the Company.  All of the Board’s standing committees – Audit, Compensation, and Nominating and Corporate Governance – are comprised entirely of independent directors, which further complements the Board’s oversight role.  The Board also regularly reviews the effectiveness of the Company’s governance structure, and examines on at least an annual basis whether this structure is in the best interests of our shareholders.

Our Corporate Governance Guidelines set forth the Lead Independent Director’s roles and responsibilities.  The Lead Independent Director also occasionally approves non-material changes to corporate policies, when proposed changes arise outside the Board’s scheduled review process.

Board and Committee Meetings

Our directors are expected to attend meetings of the Board and applicable committees.  During our fiscal year ended March 31, 2018, the Board held 10 meetings.   Each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he served.  In addition, seven of our directors attended our September 2017 Annual Meeting of Shareholders.

Board Committees

Our Board has three standing committees:  Audit, Compensation, and Nominating and Corporate Governance.  Each committee’s charter is available on our website at http://www.eplus.com/investors/corporate-governance-legal/committee-charters.  Additional information on each committee is below.

Audit Committee

Chair: Terrence O’Donnell

Other Committee Members : John E. Callies, C. Thomas Faulders, Lawrence S. Herman, Maureen F. Morrison*

Meetings Held in FY2018: 10

Primary Responsibilities:
Our Audit Committee is responsible for, among other things:  (1) appointing, compensating, retaining, and overseeing the work of the independent auditor engaged to prepare or issue audit reports and perform other audit, review, or attest services for the Company; (2) discussing the annual audited financial statements with management and the Company’s independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), and recommending to the Board whether the audited financial statements should be included in the Company’s yearly Annual Report on Form 10-K; (3) discussing the Company’s unaudited financial statements and related footnotes and the MD&A portion of the Company’s Form 10-Q for each interim quarter with management and the independent auditor, as appropriate; (4) overseeing the Company’s internal audit function; and (5) discussing the earnings press releases and financial information and earnings guidance, if any, provided to analysts and ratings agencies with management and/or the independent auditor, as appropriate.

Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements.  The Board has determined that C. Thomas Faulders and Maureen F. Morrison meet the definition of an “audit committee financial expert” under the Exchange Act rules.

Independence:
Each Audit Committee member meets the audit committee independence requirements of NASDAQ and the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

*On June 12, 2018, Ms. Morrison joined ePlus’ Board, and was appointed to the Audit Committee.

Compensation Committee

Chair: John E. Callies

Other Members of the Committee: Ira A. Hunt, C. Thomas Faulders, Eric D. Hovde

Meetings Held in FY2018: 6

Primary Responsibilities:
Our Compensation Committee is responsible for, among other things:  (1) reviewing and approving, and recommending for Board ratification, the corporate goals and objectives applicable to the compensation of the Company’s Chief Executive Officer (“CEO”) and other executive officers; (2) reviewing and approving and, if required by law, recommending for Board approval incentive compensation and equity-based plans, and, where appropriate or required, recommending such plans for shareholder approval; (3) reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and executive compensation, and evaluating policies and practices that could mitigate any such risk; (4) reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) and related executive compensation information, and recommending that the same for inclusion in the Company’s proxy statement or yearly Annual Report; (5) reviewing and recommending for Board approval the frequency with which the Company conducts Say on Pay votes, and approving proposals regarding the Say on Pay Vote; (6) directly responsible for the appointing, compensating, and overseeing of any work of any Compensation consultant, legal counsel, or other advisor the Committee retains; and (7) reviewing and approving, or reviewing and recommending for Board approval, employment agreements and severance/change in control agreements for the Company’s executive officers.

Independence:
Each member of the Compensation Committee meets the compensation committee independence requirements of NASDAQ and the rules under the Exchange Act, as well as the non-employee director requirements of Rule 16b-3 under the Exchange Act, and the outside director requirements under Section 162(m) of the Internal Revenue Code (“IRC”).

Nominating and Corporate Governance Committee

Chair: Lawrence S. Herman

Other Members of the Committee: Ira A. Hunt, Eric D. Hovde, Terrence O’Donnell

Meetings Held in FY2018: 6

Primary Responsibilities:
Our Nominating and Corporate Governance Committee is responsible for, among other things:  (1) selecting and recommending nominees for director to the Board; (2) recommending committee composition to the Board ; (3) overseeing the evaluation of the Board and each of its committees; (4) reviewing and recommending compensation of non-employee directors to the Board; (5) reviewing our related party transaction policy, and any related party transactions; (6) overseeing management’s development and succession planning; and (7) reviewing and assessing the adequacy of our corporate governance framework, including our Certificate of Incorporation, Bylaws, and Corporate Governance Guidelines, and making recommendations to the Board as appropriate.

Independence:
Each member of the Nominating and Corporate Governance Committee meets NASDAQ’s independence requirements.

Board of Directors’ Role in Risk Oversight

The Board oversees the Company’s enterprise risk management process.  Management reviews the process with the Board on a periodic basis, including identifying key risks and steps taken to monitor or mitigate those risks.  In addition, the Audit, Compensation, and Nominating and Corporate Governance Committees assist the Board in discharging its oversight duties.  Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined below, the Board itself remains responsible for overseeing the Company’s risk management program.

The Audit Committee discusses with management and/or the independent auditor, as appropriate: (1) risks related to its duties and responsibilities as described in its charter; (2) management’s policies and processes for risk assessment and risk management; and (3) in the period between the Board’s risk oversight reviews, management’s evaluation of the Company’s major risks and the steps management has taken or proposes to take to monitor and mitigate such risks.

The Company’s Compensation Committee reviews risks related to the subject matters enumerated in its charter, including the Company’s compensation programs and plans, and incentive compensation and equity plans.

The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible, primarily corporate governance matters and related person transactions.

Code of Conduct

We are committed to behaving ethically.  Our Code of Conduct, which applies to all our directors and employees, is available on our website athttp://www.eplus.com/investors/corporate-governance-legal/code-of-conduct.  If we make any substantive amendments to the Code of Conduct, or grant any waiver from a provision to our executive officers, we will disclose the nature of such amendment or waiver on our website, or in a Current Report on Form 8-K.  We also have a Business Partner Code, which clarifies our expectations in the areas of business integrity, labor practices, health and safety, and environmental management.  The Business Partner Code complements our Code of Conduct, and is available on our website at http://www.eplus.com/investors/corporate-governance-legal/business-partner-code-of-conduct.  We expect our suppliers, vendors, contractors and subcontractors, agents, and other providers of goods and services for ePlus-affiliated entities worldwide to follow our Business Partner Code.

Hedging, Short Sales, and Pledging Policies

Our Insider Trading Policy applies to our directors and employees, as well as family trusts or similar entities controlled by or benefiting individuals subject to the Insider Trading Policy.  The policy prohibits directors, officers, and employees who are Insiders (as defined in the policy), from hedging transactions involving Company securities, and it also prohibits transactions that establish downside price protection, including short sales, and buying or selling put options, call options, or other derivatives of Company securities.  The policy also prohibits Insiders from holding securities in a margin account or pledges as collateral, except in certain circumstances with pre-approval from our Chief Compliance Officer.

Communications with the Board of Directors

Shareholders who would like to communicate with the Board or its committees may do so by writing to them at the Company’s headquarters at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.  Correspondence may be addressed to the collective Board, or to any of its individual members or committees.  Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasoned judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient(s).  Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that do not relate to the Company, and unsolicited advertising, spam, or junk mail.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of the four independent directors listed above.  No member of the Compensation Committee is a current or former officer or employee of the Company, or any of its subsidiaries.  During the fiscal year ended March 31, 2018, no member of the Compensation Committee had a relationship that required disclosure under the SEC rules as a related person transaction.  Also, during the fiscal year none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board, or the Company’s Compensation Committee.

Related Party Transactions

Two sons of our Executive Chairman, Phillip G. Norton, are employed by the Company’s subsidiary, ePlus Government, inc.  The first son, who serves as its President, earned $612 thousand during the fiscal year ended March 31, 2018.  Approximately 32% percent of his cash compensation was base salary, and the remainder was a bonus based on performance factors such as lease origination and profitability.  During the fiscal year ended March 31, 2018, he also received a grant of 1,385 shares of restricted stock, that will vest on the same schedule as his peers, annually in equal one-thirds beginning on the first anniversary of the grant, and $598 in benefits representing a gift from the Company which was given to all employees who met certain performance criteria.   The second son serves as its Vice President of Vendor Programs, and earned $880 thousand in base salary and commissions during the fiscal year ended March 31, 2018.  The commissions are paid in accordance with our commission plan and constitute more than 90% of his compensation total.  He additionally received $8,932 in travel, meals, and entertainment costs for his family to attend the Company’s Sales Meeting.

Mr. O’Donnell, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee, has a son-in-law serving as Senior Account Executive at ePlus Group, inc. who earned $503 thousand in the fiscal year ended March 31, 2018.  Less than 15% of his compensation was salary, and the remainder was commission earned in accordance with our commission plan.

Our Nominating and Corporate Governance Committee regularly reviews our written policy regarding the approval and/or ratification of related party transactions, which applies to any transaction or series of transactions in which the Company is a participant, the amount involved exceeds or is expected to exceed $120,000 in any year, and any related person has a direct or indirect interest, with certain exceptions enumerated in the policy. Generally, such exceptions include transactions that would not require disclosure under SEC Regulation S-K Item 404(a).  For purposes of the policy, “related persons” consist of the Company’s directors, director nominees, executive officers, any shareholder beneficially owning more than 5% of the Company’s common stock, and immediate family members of a director, director nominee, or executive officer.

The Nominating and Corporate Governance Committee only approves related person transactions that, under all of the circumstances, are fair to the Company, and may impose such conditions as it deems appropriate regarding the transaction.

We also require that each executive officer and director complete an annual questionnaire and report all transactions with us in which such persons or their immediate family members had or will have a direct or indirect material interest, which are then reviewed by our General Counsel and SEC counsel.  We are not aware of any related person transactions requiring disclosure under Regulation S-K Item 404(a) since the beginning of fiscal year 2018 that have not been pre-approved or ratified pursuant to this policy.

No Stockholder Rights Plan

The Company does not maintain a stockholder rights plan (commonly referred to as a “poison pill”).

PROPOSAL 1 – Election of Directors

Adopting the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of its current nine directors – Ms. Morrison, and Messrs. Norton, Bowen, O’Donnell, Faulders, Herman, Hovde, Callies, and Hunt – to be elected to serve until the next Annual Meeting of Shareholders, and until their successors are duly elected and qualified.  Biographical information as of July 19, 2018, for each nominee is provided herein.

Unless otherwise instructed or authority to vote is withheld, all signed proxies will be voted to elect the Board’s nominees.  Each of the nominees has agreed to be named in this proxy statement and serve if elected, and we know of no reason why any of the nominees would be unable to serve.  If, however, any nominee is unable or declines to serve as a director, or if a vacancy occurs before the election (such events are not anticipated), the proxy holders will vote for the election of such other person or persons as the Board nominates.

Director Nomination Process

The Board of Directors is responsible for determining the appropriate number of board members, nominating individuals for election to the Board, and filling vacancies on the Board that may occur between annual meetings of shareholders.  The Nominating and Governance Committee is responsible for identifying and screening potential candidates, and recommending qualified candidates to the Board for nomination.  Third-party search firms may be retained to identify individuals that meet the Nominating and Governance Committee’s criteria, however, during the fiscal year ended March 31, 2018, no third-party search firms were used.  The Nominating and Governance Committee will consider director candidates recommended by shareholders in the same manner in which it evaluates candidates it identifies, if such recommendations are properly submitted to the Company.  Shareholders wishing to recommend nominees for election to the Board should submit their recommendations in writing by mail to our Corporate Secretary, ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

Director Qualifications

In selecting director candidates, the Nominating and Governance Committee and the Board of Directors consider the individual candidates’ qualifications and skills, as well as the Board’s composition as a whole.  Under our Corporate Governance Guidelines, the Nominating and Governance Committee and the Board consider the following attributes for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Unquestioned personal ethics and integrity;

•	Specific skills and experience that aligns with ePlus’ strategic direction and operating challenges, and complements the Board’s overall composition;

•	Diversity of skills and experience;

•	Core business competencies of high achievement and a record of success;

•	Financial literacy, exposure to best practices, and track-record of making good business decisions;

•	Interpersonal skills that maximize group dynamics; and

•	Enthusiasm about ePlus and sufficient time to become fully engaged.

2018 Nominees for Election to the Board of Directors

The following biographies describe the director nominees’ business experience, including their specific experiences and qualifications that, collectively, strengthen the Board’s qualifications, skills, and experience.

The Board expects that each of the nominees will be available for election as a director and, if elected, will serve for a term expiring at the Annual Meeting of Shareholders in 2019, and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES
FOR ELECTION AS DIRECTORS.

Phillip G. Norton	Director of ePlus since: 1993

Executive Chairman
Age 74	Other Public Company Directorships: None

Mr. Norton joined the Company in March 1993 as Chairman of the Board and CEO, and became its Executive Chairman in 2016, to focus on corporate strategy, acquisitions, and transactions within the financing segment as well as customer engagement.  Mr. Norton will retire as an employee of ePlus effective July 31, 2018, and will remain on the board as Executive Chairman.

Prior to joining ePlus, Mr. Norton was the founder, Chairman of the Board of Directors, President, and Chief Executive Officer of Systems Leasing Corporation, an equipment leasing and equipment Brokerage Company that he founded in 1978, and sold to PacifiCorp, Inc., a large Northwest utility, in 1986.  From 1986 to 1990, Mr. Norton served as President and CEO of PacifiCorp Capital, Inc., the leasing entity of PacifiCorp, Inc., which had over $800 million of leased assets.  From 1990 until 1993, Mr. Norton coached high school basketball and invested in real estate.  From 1975-1978, he was Vice President of Federal Leasing Corporation, a provider of financing and logistics to federal, state, and local governments and from 1970-1975, he worked in various sales and management roles for Memorex Corporation, a manufacturer of storage and communication equipment. Mr. Norton is a 1966 graduate of the U.S. Naval Academy, with a Bachelor of Science in engineering, and served in the U.S. Navy from 1966-1970 as a Lieutenant in the Supply Corps.  Mr. Norton brings leadership, vision, and extensive business, operating, and financing experience to the Board.

Bruce M. Bowen	Director of ePlus since: 1990

Retired ePlus Executive Vice President
Age 66	Other Public Company Directorships: None

Mr. Bowen founded our company in 1990 and served as our President until September 1996.  Beginning in September 1996, Mr. Bowen served as our Executive Vice President and, from September 1996 to June 1997, also served as our Chief Financial Officer (“CFO”).  In March 2014, Mr. Bowen became Senior Vice President of Business Development to focus on business development and special projects, and he served in this capacity until he retired from the Company in April 2018.  Mr. Bowen has served on the Board since our founding.

Prior to founding the Company, Mr. Bowen served as Senior Vice President of PacifiCorp Capital, Inc.  In the past, he has served as Chairman of the Association for Government Leasing and Finance, as well as various committees of the Equipment Leasing and Finance Association, which gave him a broad understanding of issues affecting our industry.  During his leasing career, Mr. Bowen participated in equipment lease financing in excess of $3 billion, involving many major vendors and government contractors.  Mr. Bowen is a 1973 graduate of the University of Maryland with a Bachelor of Science in Finance, and in 1978 received a Masters of Business Administration in Finance from the University of Maryland.  Throughout his leasing career, he has been responsible for finance and funding, and sales and operations activities, providing the Board with a vast array of knowledge in a multitude of industry-specific areas.

Terrence O’Donnell	Director of ePlus since: 1996

Independent Director	Committees: Audit; Nominating and Corporate Governance
Age 74
Other Public Company Directorships: None

Mr. O’Donnell is Senior Counsel with the law firm of Williams & Connelly LLP in Washington D.C.  From March 2000 until his retirement on January 31, 2012, Mr. O’Donnell served as Executive Vice President, General Counsel, and Chief Compliance Officer of Textron, Inc., a global multi-industry company with operations in more than 25 nations, including a significant finance segment with extensive leasing operations.  Mr. O’Donnell additionally served as Textron Inc.’s Corporate Secretary from 2009 until he retired.  From 1993 to 2009, Mr. O’Donnell served on the Board of Directors and the Compensation, Nominating and Audit Committees of IGI Laboratories, Inc., an NYSE-Amex Equities company.  From 1989 to 1992, Mr. O’Donnell served as General Counsel to the U.S. Department of Defense.  Mr. O’Donnell is a 1966 graduate of the U.S. Air Force Academy and received a Juris Doctor from Georgetown University Law Center in 1971.  The Board believes that Mr. O’Donnell’s legal, financial, compliance, international, and multi-industry experience, along with his service on a variety of boards, bring legal, compliance, government, business, and governance experience to the Board.

C. Thomas Faulders, III	Director of ePlus since: 1998

Independent Director	Committees: Audit; Compensation
Age 68
Other Public Company Directorships: None

Mr. Faulders was the President and Chief Executive Officer of the University of Virginia Alumni Association from 2006 until his retirement in 2017.  Prior to that, Mr. Faulders served as the Chairman and Chief Executive Officer of LCC International, Inc. from 1999 to 2005, and as Chairman of Telesciences, Inc., an information services company, from 1998 to 1999.  From 1995 to 1998, Mr. Faulders was Executive Vice President, Treasurer, and Chief Financial Officer of BDM International, Inc., a prominent systems integration company.  Mr. Faulders also served as the Vice President and Chief Financial Officer of COMSAT Corporation, an international satellite communication company, from 1992 to 1995.  Prior to this, Mr. Faulders served in a variety of executive roles at MCI, including Treasurer and Senior Vice President of Marketing.  He has served on numerous boards in the past and has held roles as chairs of compensation, audit, and governance committees.  He is a 1971 graduate of the University of Virginia, and in 1981, he received a Masters of Business Administration from the Wharton School of the University of Pennsylvania.  The Board believes Mr. Faulders’ extensive executive and financial experience in the telecommunications and high tech sectors, along with his experience as Chief Financial Officer of a public company, enables him to provide considerable financial expertise, business management, and operational knowledge, insight, and guidance to the Board.  He qualifies as an audit committee financial expert within the meaning of SEC regulations.

Lawrence S. Herman	Director of ePlus since: 2001

Independent Director	Committees: Audit; Nominating and Corporate Governance
Age 74
Other Public Company Directorships: None

Until his retirement in July 2007, Mr. Herman was one of KPMG’s and BearingPoint’s most senior Managing Directors with responsibility for managing the strategy and emerging markets in the company’s state and local government practice.  During his 40 year career with BearingPoint and KPMG, Mr. Herman specialized in developing, evaluating, and implementing financial and management systems and strategies for state and local governments around the nation, as well as mid-market companies and organizations.  In many assignments during his career with KPMG and BearingPoint, Mr. Herman was responsible for directing teams which evaluated, designed and implemented systems of internal controls covering procurement, accounting and human resources systems.  He has directed accounting systems integration projects for the private and public sectors, and several statewide performance and budget reviews for California, North Carolina, South Carolina, Louisiana, Oklahoma, and others, resulting in strategic fiscal and technology plans.  He is considered to be one of the nation’s foremost state budget, financial accounting and fiscal planning experts.  In recent years Mr. Herman has been active in leadership positions with not-for-profit organizations, as well as strategic and financial consulting with an unrelated family owned business in the apparel industry. Mr. Herman received his Bachelor of Science degree in Mathematics and Economics from Tufts University in 1965 and his Masters of Business Administration in 1967 from Harvard Business School.  The Board believes that Mr. Herman’s strategic expertise in private sector and public sector government systems, and with technology issues, provides value to the Board in market segments core to the Company’s business.

Eric D. Hovde	Director of ePlus since: 2006

Independent Director	Committees: Compensation; Nominating and Corporate Governance
Age 54
Other Public Company Directorships: Old Line Bancshares, Inc..

Mr. Hovde is an active entrepreneur who has started and manages numerous business enterprises. Mr. Hovde is the Chairman and CEO of H Bancorp LLC, a private bank holding company. He has served as a director on numerous bank boards throughout his career and is currently serving on the boards of two of H Bancorp’s largest holdings – Sunwest Bank, where he is also the CEO, and Old Line Bancshares. Additionally, he serves as the CEO and co-owner of Hovde Properties, LLC, a real estate development and management company, located in Madison, Wisconsin. Mr. Hovde also founded and previously managed both Hovde Financial, an investment banking firm, and Hovde Capital Advisors, an asset management company. Together with his brother, Steve, Mr. Hovde created and continue to fund the Hovde Foundation. The foundation supports numerous charitable activities but has two central missions. The first mission is building and funding Hovde Homes which operate around the globe to care for children who have been rescued from slavery, or are suffering from abuse or abandonment. The second mission is funding clinical research to find a cure for Multiple Sclerosis. Mr. Hovde earned degrees in Economics and International Relations at the University of Wisconsin.  The Board believes that Mr. Hovde’s expertise in the financial services industry, investment management areas, and business operations, and his experience on publicly-held and private boards, brings valuable insight to the Board.

John E. Callies Independent Director Age 64	Director of ePlus since: 2010 Committees: Audit; Compensation Other Public Company Directorships: None

Mr. Callies is a Senior Advisor to McKinsey and Company, and also serves on the Advisory Board of the Leeds School of Business at the University of Colorado.  Previously, he was employed by IBM in various capacities for 34 years.  Mr. Callies served as general manager of IBM Global Financing from 2004 until his retirement in June 2010.  With operations in 55 countries supporting 125,000 clients, Mr. Callies led the world’s largest information technology financing and asset management organization, and was responsible for business direction and management of a portfolio of nearly $35 billion in total assets.  As vice president, marketing, On Demand Business for IBM, Mr. Callies had company-wide responsibility for all marketing efforts in support of On Demand Business, along with leading the marketing management discipline for IBM.  In 2003, Mr. Callies was appointed vice president, marketing and strategy, of IBM Systems Group.  Prior to that, beginning in 1996 when he was named general manager, small and medium business, IBM Asia Pacific Corporation, based in Tokyo, Japan, Mr. Callies had filled roles in marketing and marketing management.  In 1991 he was named general manager of IBM Credit Corporation’s end-user financing division, now called IBM Global Financing.  Mr. Callies is a former Chair of the Board of Governors of Fairfield Preparatory School in Fairfield, Connecticut, and former member of the advisory board of Lehigh University.  Mr. Callies holds a Bachelor of Science in Economics from Lehigh University. The Board believes that Mr. Callies’ knowledge of our business, including the leasing sector, along with his sales, operational, strategic, international, and board experience add value to the Board.

Ira A. Hunt, III	Director of ePlus since: 2014

Independent Director	Committees: Compensation; Nominating and Corporate Governance
Age 62
Other Public Company Directorships: None

Mr. Hunt is Managing Director and Cyber Lead for Accenture Federal Services in Arlington, Virginia.  Previously he was Chief Architect for Bridgewater Associates, a hedge fund located in Westport, Connecticut, and President and Chief Executive Officer of Hunt Technology, LLC, a private consulting practice focused on strategic IT planning, cyber and data-centric security, big data analytics, and cloud computing.  In October 2013, after a 28 year career, Mr. Hunt retired from the Central Intelligence Agency (the “CIA”) as its Chief Technology Officer.  Prior to that, Mr. Hunt served as Director, Application Services, which was one of the largest business units in the CIA.  Mr. Hunt began his CIA career in 1985 as an analyst in the CIA’s Directorate of Intelligence, and subsequently served in positions of increasing responsibility across the organization to include: the Directorate of Intelligence, DCI’s Non-Proliferation Center, Crime Narcotics Center, Open Source Program Office, and Chief Information Officer.  Mr. Hunt began his career in 1979 working as an aerospace engineer for Rockwell International and General Research Corporation.  Mr. Hunt currently serves on the Board of Directors for Mission Link, a non-profit organization.  He holds a Bachelor of Engineering and Masters of Engineering in Civil/Structural Engineering from Vanderbilt University in Nashville, Tennessee.  The Board believes that Mr. Hunt’s extensive knowledge of the technology industry, including strategic IT planning, cyber and data-centric security, big data analytics, cloud computing, and IT architecture and environment, bring industry expertise to our Board.

Maureen F. Morrison	Director of ePlus since: 2018

Independent Director	Committees: Audit
Age 63
Other Public Company Directorships: Safeguard Scientifics, Inc.

Ms. Morrison joined the ePlus Board of Directors in June 2018.  She is a highly accomplished senior executive leader who retired in 2015 from a career as an audit partner at PricewaterhouseCoopers, LLP, where she worked with prominent, private equity backed entities and multibillion dollar global technology corporations.  She has diversified experience in software, IT-enabled solutions and consulting, hardware, and manufacturing.  The Board believes that, as a highly-respected financial and accounting professional, Ms. Morrison brings extensive experience in corporate boardrooms, advising audit committees of midcap public companies, private equity-backed entities, and Fortune 500 companies to the Board.

She currently serves as an independent director and audit committee chair of the board of directors for Safeguard Scientifics, Inc., and is a board member representing the education committee (and formerly the finance committee) for not-for-profit The Alliance Theater in Atlanta, Georgia.  She holds a Bachelor of Arts in Business Administration with a concentration in Accounting from Rutgers University.

DIRECTOR COMPENSATION

The below table sets forth the compensation for the members of the Board for the fiscal year ended March 31, 2018.  Neither Mr. Norton nor Mr. Bowen received any additional compensation for their service as a director during our fiscal year ended March 31, 2018.  Mr. Norton’s compensation is reported under “Executive Compensation” herein, as he was an employee and our Executive Chairman until July 31, 2018.  Mr. Norton will begin receiving compensation as a non-employee director on August 1, 2018.

During the fiscal year ended March 31, 2018, Mr. Bowen was an employee of ePlus, however, he was not an executive officer, thus, his compensation is included in the below table.  Mr. Bowen retired as an ePlus employee effective April 30, 2018, and began receiving compensation as a non-employee director on May 1, 2018.

The general policy of the Board is that compensation for the non-employee directors should be a mix of cash and equity-based compensation.  For the fiscal year ended March 31, 2018, each non-employee director received an annual cash retainer of $75,000, or, alternatively, at the director’s election, the same amount in non-forfeitable restricted stock in lieu of cash.  In addition, each director received $75,000 in restricted stock, which vests in equal installments on the first- and second-year anniversaries of the grant.  The restricted stock is rounded down to avoid a fractional share award.

Directors are also reimbursed for out-of-pocket expenses incurred to attend Board and committee meetings and the Annual Meeting.

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
John E. Callies	75,000	74,933	-	-	149,933
Ira A. Hunt, III	75,000	74,933	-	-	149,933
C. Thomas Faulders, III	75,000	74,933	-	-	149,933
Lawrence S. Herman	75,000	74,933	-	-	149,933
Eric D. Hovde	75,000	74,933	-	-	149,933
Terrence O’Donnell	75,000	74,933	-	-	149,933
Bruce Bowen (4)	200,000	-	-	3,800	203,800

(1)
The above table reflects fees earned during the fiscal year 2018.  Pursuant to our 2017 Non-Employee Director Long-Term Incentive Plan (“2017 Director LTIP”), directors may make a stock fee election, through which they receive shares of restricted stock in lieu of cash compensation.  The stock fee elections are made on a calendar year basis, and the stock grant is made on the first business day after the end of each quarter of board services.  The number of shares received is determined by dividing $18,750 (the cash compensation earned quarterly by directors) by the Fair Market Value of a share of common stock, as defined in the 2017 Director LTIP, and rounding down to avoid a fractional share.

For the fiscal year ended March 31, 2018, one director, Terrence O’Donnell, received restricted stock instead of cash, as set forth below.

Board Service Time	Number of Shares Granted
April 1, 2017 - June 30, 2017	253
July 1, 2017 - September 30, 2017	198
October 1, 2017 - December 31, 2017	248
January 1, 2018 - March 31, 2018	241

(2)
The values in this column represent the aggregate grant date fair market values of the fiscal year 2018 restricted stock awards, computed in accordance with
Codification Topic Compensation—Stock Compensation.

(3)
The table below reflects the aggregate number of unvested restricted stock shares outstanding as of March 31, 2018, for each director except Mr. Norton, who was an executive officer, and Ms. Morrison, who joined the board in June 2018.

Name	Number of Restricted Stock Shares
John E. Callies	1,691
Ira A. Hunt, III	1,691
C. Thomas Faulders, III	1,691
Lawrence S. Herman	1,691
Eric D. Hovde	1,691
Terrence O’Donnell	3,361
Bruce Bowen	-

(4)
During the fiscal year ended March 31, 2018, our Senior Vice President of Business Development was not an executive officer.  This table reflects compensation paid to him as an employee, not as a director.  Mr. Bowen’s compensation also includes a $3,500 company match to his 401(k) plan and a $300 “medical waiver” payment in accordance with the Company’s policy applicable to all eligible employees who decline the Company’s health insurance.

Stock Ownership Guidelines

The Board believes that, to more closely align the interests of our non-employee directors with the interests of the Company’s other shareholders, each non-employee director should maintain a minimum level of ownership in the Company’s common stock.  Our Nominating and Corporate Governance Committee regularly reviews the guidelines, and compliance therewith.  Pursuant to the guideline, which is part of our Corporate Governance Guidelines, non-employee directors are expected to reach a multiple of three times their annual cash board retainer fee within four years of joining the board.  During the fiscal year ended March 31, 2018, all directors met this guideline requirement.

STOCK OWNERSHIP

Ownership of our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee and each of our named executive officers (“NEO”);

•	all members of our Board and our executive officers as a group; and

•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the SEC’s rules and generally includes any shares over which a person exercises sole or shared voting or investment power.  Shares of restricted stock that have not vested as of our Record Date are deemed outstanding and beneficially owned by the person and any group of which that person is a member because such holder has voting rights with respect to those shares.  Except as footnoted below, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the following table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentage of beneficial ownership is based on 13,723,049 shares of common stock outstanding plus 233,454 unvested restricted shares, which have voting rights, as of our Record Date.

Directors and Executive Officers

Share ownership is shown as of our Record Date of July 19, 2018.

Name	Aggregate Number of Beneficial Shares	Percent of Outstanding Shares	Additional Information (1)
Phillip G. Norton	29,599	*	---
Bruce M. Bowen	15,934	*
Includes 10,000 shares of common stock held by Bowen Holdings LLC, a Virginia limited liability company, which is owned by Mr. Bowen and his three adult children, for which shares Mr. Bowen serves as manager.  Also includes 2,782 shares each held by the Elizabeth Dederich Bowen Trust and the Bruce Montague Bowen Trust.

John E. Callies	11,154	*	Includes 1,691 shares of restricted stock that has not vested as of July 19, 2018.
C. Thomas Faulders III	23,301	*	Includes 1,691 shares of restricted stock that has not vested as of July 19, 2018.
Lawrence S. Herman	12,052	*	Includes 1,691 shares of restricted stock that has not vested as of July 19, 2018.
Eric D. Hovde	52,494	*
Includes 1,691 shares of restricted stock that has not vested as of July 19, 2018. Mr. Hovde is the managing member of Hovde Capital, Ltd., the general partner to Financial Institution Partners III LP, which owns 10,198 shares. Mr. Hovde is a trustee of The Eric D. and Steven D. Hovde Foundation, which owns 8,277 shares.

Ira A. Hunt III	7,214	*	Includes 1,691 shares of restricted stock that has not vested as of July 19, 2018.
Terrence O’Donnell	10,952	*	Includes 3,361 shares of restricted stock that has not vested as of July 19, 2018.
Maureen F. Morrison	230	*	Includes 230 shares of restricted stock that has not vested as of July 19, 2018
Mark P. Marron	110,699	*	Includes 89,616 shares of restricted stock that has not vested as of July 19, 2018, and 1,775 shares held in Trust.
Elaine D. Marion	71,934	*	Includes 48,006 shares of restricted stock that has not vested as of July 19, 2018.
Darren S. Raiguel	33,983	*	Includes 16,236 shares of restricted stock that has not vested as of July 19, 2018.
All directors and executive officers as a group (12 persons)	379,546	2.72%

*	Less than 1%

(1)
The business address of Mses. Morrison and Marion and Messrs. Norton, Bowen, Marron, Raiguel, Faulders, O’Donnell, Hunt, Herman, Hovde and Callies is 13595 Dulles Technology Drive, Herndon, Virginia 20171.

Principal Shareholders

The share ownership is shown as of the date disclosed in the footnotes, and percentages are calculated assuming continued beneficial ownership at our Record Date of July 19, 2018.

Name of Beneficial Owner	Aggregate Number of Beneficial Shares	Percent of Outstanding Shares
BlackRock, Inc. (1)	1,726,060	12.37%
Dimensional Fund Advisors LP (2)	1,125,188	8.06%
FMR LLC (3)	1,089,536	7.81%
The Vanguard Group (4)	1,035,239	7.42%

(1)
The information as to BlackRock, Inc., located at 55 East 52nd Street, New York, New York  10055, is based on a Schedule 13G/A filed with the SEC on January 19, 2018.  BlackRock indicates in its Schedule 13G that no one person has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, or has an interest in the common stock of, more than five percent of ePlus stock.

(2)
The information as to Dimensional Fund Advisors LP, located at Building One, 6300 Bee Cave Road, Austin, Texas 78746, is based on a Schedule 13G/A filed with the SEC on February 9, 2018.  Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.

(3)
The information as to FMR LLC, located at 245 Summer Street, Boston, Massachusetts 02210, is based on a Schedule 13G filed with the SEC on February 13, 2018.  The shares are directly owned by various investment companies advised by Fidelity Management and Research Company, a wholly-owned subsidiary of FMR LLC.

(4)	The information as to The Vanguard Group, located at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, is based on a Schedule 13G/A filed with the SEC on February 9, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers, and owners of more than 10% of our common stock must file reports with the SEC under Section 16(a) of the Exchange Act regarding their ownership of and transactions in our common stock and securities related to our common stock.  Except as set forth below, based upon a review of these reports and inquiries we have made, we believe that, with one exception all reports required to be filed by our directors, executive officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act were filed on a timely basis during the fiscal year 2018.  On February 21, 2018, a Form 4/A was filed to amend a Form 4 that was timely filed on February 20, 2018, to include the sale of 500 shares inadvertently omitted from the timely Form 4 for Mr. Herman.

EXECUTIVE OFFICERS

The following biographies describe the business experience of each of the Company’s executive officers as of March 31, 2018, except for Phillip G. Norton who is discussed under the heading “2018 Nominees for Election to the Board of Directors.”

Mark P. Marron President and Chief Executive Officer Age 57

Mr. Marron was appointed as our President and CEO, effective August 1, 2016.  Mr. Marron first joined our subsidiary ePlus Technology, inc. in 2005 as Senior Vice President of Sales.  On April 22, 2010, he was appointed as Chief Operating Officer of ePlus inc. and President of ePlus Technology, inc.  Prior to joining us, Mr. Marron served as Senior Vice President of Worldwide Sales of NetIQ from 2001 to 2005.  Prior to joining Net IQ, Mr. Marron served as Senior Vice President and General Manager of Worldwide Channel Sales for Computer Associates International Inc.  Mr. Marron has a Bachelor of Science degree in Computer Science from Montclair State University.

Elaine D. Marion Chief Financial Officer Age 50

Ms. Marion joined us in 1998 and became our Chief Financial Officer on September 1, 2008.  From 2004 to 2008, Ms. Marion served as our Vice President of Accounting.  Prior to that, she was the Controller of ePlus Technology, inc., a subsidiary of ePlus, from 1998 to 2004.  Prior to joining ePlus, Ms. Marion was General Manager of Bristow Development Corporation.  She serves on the Executive Advisory Board of the College of Business at the University of Mary Washington, and is a member of the George Mason University School of Business Dean’s Advisory Council.  Ms. Marion is a graduate of George Mason University, where she earned a Bachelor of Science degree with a concentration in Accounting.

On May 7, 2018, which was after the end of our fiscal year, Darren Raiguel was promoted to Chief Operating Officer of ePlus inc. and President of ePlus Technology, inc., and at the time of his promotion became an executive officer.

Each of our executive officers is chosen by the Board and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death, resignation, or removal from the Board.

PROPOSAL 2 – Advisory Vote to Approve Named Executive Officer Compensation

Shareholders have an opportunity to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote).  Although the vote is non-binding, we value feedback from our shareholders on compensation and other important matters, and we expect to hold this vote on an annual basis for the foreseeable future.  The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions.  At our 2017 Annual Meeting of Shareholders, approximately 74% of the votes cast by our shareholders approved the compensation in the 2017 proxy statement for our NEOs.

In deciding how to vote on this proposal, we encourage you to review the CD&A and 2018 Executive Compensation sections of this proxy statement for a detailed description of our executive compensation program.  As described in the CD&A, the Compensation Committee has designed our compensation program with the objective of rewarding achievement of specific goals that align the interests of management with the interests of our shareholders.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  Accordingly, we will ask our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the Summary Compensation Table, and the other related compensation tables and narrative disclosure, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE, AND OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective any general incorporation of this proxy statement by reference.

The Compensation Committee has reviewed the CD&A and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the CD&A, as it appears below, be included in this proxy statement and incorporated by reference into the Company’s 2018 Annual Report.

Submitted by the Compensation Committee

John E. Callies (Chairman)
C. Thomas Faulders, III
Eric D. Hovde
Ira A. Hunt, III

COMPENSATION DISCUSSION AND ANALYSIS

The CD&A provides an overview of our executive compensation program for our fiscal year 2018 and our executive compensation philosophies and objectives.

Our NEOs for the year ended March 31, 2018, were:

Name	Title
Phillip G. Norton	Executive Chairman
Mark P. Marron	President and Chief Executive Officer
Elaine D. Marion	Chief Financial Officer

On May 7, 2018, Darren S. Raiguel was promoted to Chief Operating Officer.  As that was subsequent to the end of our fiscal year, his compensation is not included in this CD&A.

This CD&A is divided into three sections:

Overview	• Fiscal Year 2018 Business Highlights • Our Executive Compensation Program • Our Executive Compensation Practices • 2017 Say-On-Pay Vote
What We Pay and Why
•    Fiscal Year 2018 Executive Compensation Decisions
•    Base Salary
•    Annual Cash Incentive Awards
•    Long-Term Equity Based Incentive Program
•    Other Elements of Our Fiscal Year 2018 Executive Compensation Program

How We Make Executive Compensation Decisions
•    Role of the Board, Compensation Committee and our Executive Officers
•    Guidance from the Compensation Committee’s Independent Compensation Consultant
•    Comparison Peer Groups
•    Alignment of Senior Management Team to Drive Performance

OVERVIEW

Fiscal Year 2018 Financial Highlights

•	Net sales increased 6.1% to $1,411 billion from fiscal year 2017

•	Consolidated gross profit increased 7.9% to $323.5 million from the prior year

•	Operating income decreased 1.7% to $84.2 million from the prior year

•	Net earnings were $55.1 million, a 9.0% increase over the prior year

•	Diluted earnings per share increased 9.7% to $3.95.

Our Executive Compensation Program

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial, ethical and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets.  The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests.  The Company’s executive compensation program is also intended to promote and maintain stability within the executive team by issuing restricted stock with multi-year vesting terms.  The table below summarizes the components of our fiscal year 2018 executive compensation:

Pay Element
	Salary	Annual Cash Incentive	Restricted Stock
Who Receives -- All NEOs
When Granted	Annually
Form of Delivery	Cash		Equity
Type of Performance	Short-term fixed	Short-term variable	Long-term fixed
Performance Period	1 year	1 year	Vesting annually over 2 to 5 years
How Payout Determined	Compensation Committee determination	Based upon formula established by Compensation Committee	Compensation Committee determination
Performance Measures	Individual	Financing origination volume, earnings before tax

Our Executive Compensation Practices

Our Compensation Committee regularly reviews the Company’s executive compensation program to evaluate whether it is aligned with shareholder interests and supports the Company’s executive compensation philosophies and objectives.  Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices

✓   Significant percentage of cash compensation delivered in the form of variable compensation, which is “at-risk” and tied to quantifiable performance measures
✓   Long-term vesting of restricted stock, to align executive and shareholder interests
✓   Compensation Committee consists of independent directors only
✓   Annual review of our compensation programs
✓   Market comparison of executive compensation against relevant peer group information
✓   Periodic use of an independent compensation consultant reporting directly to the Compensation Committee and providing no services to the Company
✓   Executive officer stock ownership guidelines
✓   Clawback policy

X    No excessive executive perquisites
X    No excessive severance benefits
X    No hedging or short sales of our securities, and we do not allow pledging of our securities, except in limited circumstances with pre-approval

2017 Say-On-Pay Vote

The Compensation Committee considers whether the Company’s executive compensation is aligned with the interests of the Company’s shareholders.  In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 74% of the votes cast for the Company’s say-on-pay proposal at our 2017 Annual Meeting of Shareholders.  The Compensation Committee believes the Company’s executive compensation philosophies and objectives continue to be appropriate, and, also considering the changes made in September 2017 discussed below, did not make any changes to the Company’s executive compensation program in response to the 2017 say-on-pay vote.  Prior to the 2017 Annual Meeting of Shareholders, we: engaged in outreach efforts with our largest institutional investors (representing an aggregate of 63% of our outstanding shares of common stock) to better understand any concerns they might have with our compensation policies and practices; analyzed guidance from proxy advisory firms, whose advice and analysis certain of our institutional stockholders factor into their decision making process; and analyzed our compensation practices and associated communications and disclosures considering what we heard during the outreach efforts.  Additionally in September 2017, we amended the Change in Control provisions in our executive employment agreements from a modified single-trigger to a double-trigger.  See further details under the section entitled “Employment Agreements, Severance and Change in Control Provisions.”

WHAT WE PAY AND WHY

Fiscal Year 2018 Executive Compensation Decisions

Consistent with our pay philosophy and executive compensation program objectives described below, in determining the fiscal year 2018 adjustments to executive compensation levels and the mix of compensation elements for each NEO, the Compensation Committee and our CEO (in making recommendations regarding the CFO’s compensation) considered each NEO’s span of responsibility, prior performance and experience, Company performance,  the competitive market data to provide a perspective on external practices, and input from the Compensation Committee’s independent compensation consultant, Towers Watson (the “Consultant”), as more fully described below under “Guidance from the Compensation Committee’s Independent Compensation Consultant.”

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent.  It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with the Company.  Base salary is set at the Compensation Committee’s discretion after taking into account the competitive landscape—the compensation practices of the companies in our selected peer group and survey data from a broader index of comparable companies—as well as our business strategy and short- and long-term performance goals, and individual factors, such as position, individual performance and contribution, length of service with the Company, experience in the position, and placement within the general base salary range offered to our NEOs.

The base salary for each of our NEOs as of March 31, 2018, and as of March 31, 2017, is set forth below:

	Base salary as of March 31,
Named Executive Officer	2018	2017
Phillip G. Norton	$300,000	$300,000
Mark P. Marron	$750,000	$700,000
Elaine D. Marion	$450,000	$415,000

During the fiscal year, Mr. Norton was also entitled to certain retention payments, the last of which was made in January 2018.

Annual Cash Incentive Awards

We provide our NEOs with short-term cash incentive compensation through our annual Cash Incentive Plan (“CIP”).   This short-term, variable cash compensation represents a significant portion of each NEO’s target total cash compensation opportunity in a given year.

Cash Incentive Plan Pay for Performance Alignment

Our Compensation Committee annually reviews, and then sets, performance goals under a Cash Incentive Plan.  The combination of performance goals the Compensation Committee chose for fiscal year 2018 emphasizes factors that the Compensation Committee believes are important to Company strategy and enhancing shareholder value.

During the 2018 fiscal year, performance goals and awards were made under our 2014 Cash Incentive Plan (“2014 Cash Incentive Plan” or “2014 CIP”).  On July 16, 2018, the Compensation Committee approved the 2018 Cash Incentive Plan (“2018 Cash Incentive Plan” or “2018 CIP”), which will be used beginning with the 2019 fiscal year.

The 2014 Cash Incentive Plan

In 2014, our shareholders approved the possible performance goals for the 2014 CIP by 98.5% of votes present and entitled to vote.  As more fully discussed below in “Deductibility of NEO Compensation,” performance-based goals for our fiscal year ended March 31, 2018, may enable “Covered Awards” to “Covered Employees” (as defined thereunder) to qualify as performance-based compensation under IRC Section 162(m).   The 2014 CIP additionally permits awards that are not intended to qualify as performance-based compensation under Section 162(m).

The 2014 CIP also includes a provision for an adjusted award if it is determined that an award was paid based on incorrect financial results, and permits the Compensation Committee to require, to the extent permitted by law, the participant to reimburse to the Company any amount received with respect to such an award.  The 2014 CIP further provides that cash payments under the plan are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and any regulations promulgated thereunder.

The Compensation Committee administers the 2014 CIP, and has full authority to determine which of the Company’s executive officers will participate in the 2014 CIP; the terms and amounts of each participant’s minimum, target and maximum awards; and the period during which the performance is to be measured.  Under the 2014 CIP, awards to any given participant are subject to a maximum of $1,250,000 per fiscal year.

The 2018 Cash Incentive Plan

On July 16, 2018, and in light of the tax changes discussed in “Deductibility of Executive Compensation and the Tax Cuts and Jobs Act of 2017” in “Tax and Accounting Considerations” below, the Compensation Committee adopted the 2018 CIP to eliminate certain restrictions that are no longer applicable in light of the changed tax law.  Like the 2014 CIP, however, the 2018 CIP continues to include a provision for an adjusted award if it is determined that an award was paid based on incorrect financial results, and permits the Compensation Committee to require, to the extent permitted by law, the participant to reimburse to the Company any amount received with respect to such an award.  The 2018 CIP also continues to provide that cash payments under the plan are subject to recovery by the Company to the extent required by Dodd-Frank and Sarbanes-Oxley, and any regulations promulgated thereunder.

Cash Incentive Awards for Fiscal Year 2018

For the fiscal year ended March 31, 2018, our executive officers’ cash bonuses were earned pursuant to the 2014 CIP, based on the following two metrics: earnings before tax (“EBT”), and financing origination volume (“Origination”).  The award opportunity in fiscal 2018 was based on a target amount, which was adjusted based on the level of attainment of financial performance as set forth in each participant’s award agreement, and payouts may range between 0% to 200% of target award amounts.  The fiscal year 2018 performance weights and target amounts for each participant were as follows:

	EBT		Origination
Named Executive Officer	Percentage of Total Bonus	Target Amount ($)	Percentage of Total Bonus	Target Amount ($)
Phillip G. Norton	85.0%	127,500	15.0%	22,500
Mark P. Marron	85.0%	510,000	15.0%	90,000
Elaine D. Marion	85.0%	212,500	15.0%	37,500

Results were adjusted to exclude the incentive compensation accrued by the Company under the 2014 CIP, and any gain or loss attributable to the business operations of any entity acquired by the Company during the 2018 fiscal year. The 2014 CIP also permits the exclusion of all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business.

Bonus payouts possible ranged between 0% and 200% of the target amount, depending on the level of achievement of the performance goals for the fiscal year 2018, as follows:

	Performance Goals
Performance Level	Earnings Before Taxes		Financing Origination Volume
Maximum	n/a	(1)	n/a	(1)
Target	$92,821,500		$363,500,000
Threshold (75% of Performance Goal)	$69,616,125		$272,625,000
Below Threshold	<$69,616,125		<$272,625,000

(1)	The threshold and escalators for each performance goal are as follows:

Amount of Goal Achieved	Award Amount
Less than 75% of Goal Target	No award relating to that target

Between 75% - 100% of Goal Target	Award shall be 50% of target, plus an additional 2.0% for each percentage point over 75% of Goal Target achieved

100% of Goal Target	100% of target for that Goal

More than 100% of Goal Target	100% of target for that Goal, plus an additional 5.0% for each percentage point over 100% of Goal Target achieved

Total Maximum Award for all goals combined	200% of Target

The achievement of the performance goals is set forth below.  All executive officers had the same financial performance goals.

Performance Criteria	Goal	Achievement	Percentage Payout
EBT	$92,821,500	$85,132,861(1)	91.7%
Origination	$363,500,000	$385,484,000	106.0%

(1)	Actual earnings before taxes were adjusted to exclude the incentive compensation accrued by the Company, and results for entities acquired during fiscal year 2018.

At the conclusion of the fiscal year ended March 31, 2018, the Compensation Committee determined which of the financial objectives described under the 2014 CIP and in the award agreements were achieved.  There were no waivers or modifications to any specified performance targets, goals, or conditions with respect to the 2014 CIP.  The following table details the  payments earned in the fiscal year ended March 31, 2018 and 2017, respectively (but paid in the subsequent fiscal year) for each NEO:

Named Executive Officer	FY 2018 Annual Incentive Cash Payment Earned ($)	FY 2017 Annual Incentive Cash Payment Earned ($)	% Change
Phillip G. Norton (1)	378,253	428,088	(12%)
Mark P. Marron (2)	605,204	261,609	131%
Elaine D. Marion	313,950	190,261	65%

(1)	The decrease in Mr. Norton’s compensation is attributable in part to the reduction of his cash incentive compensation in connection with his August 2016 transition from CEO to Executive Chairman.
(2)
Mr. Marron’s comparison data is impacted by his promotion to CEO during fiscal year 2017, and therefore, his 2017 compensation reflects eight months of his receiving compensation as CEO and four months of his compensation prior to his promotion.

Long-Term Equity-Based Incentive Program

Under our 2012 Employee Long-Term Incentive Plan (the “2012 Employee LTIP”), the Compensation Committee has the authority to award various forms of long-term incentive compensation grants, such as stock options,  restricted stock awards and restricted stock units.  The Compensation Committee’s objectives for the fiscal year 2018 long-term equity-based incentive awards to our NEOs were to focus executives on long-term shareholder value creation and the Company’s long-term strategic plan, and retain the services of our executives through multi-year vesting requirements.

Mr. Marron makes recommendations to the Committee for equity grants to NEOs.  When determining the level of the grant, the Compensation Committee considers each NEO’s functional and enterprise management responsibilities, potential contributions to the Company’s profitability and growth, the value of prior long-term incentive grants and other non-cash and cash compensation, an analysis of how the Company performed on multiple financial metrics as compared to certain peers, data from the Consultant’s report referenced above, and each executive’s total compensation, including cash compensation.  However, the Compensation Committee does not use a formula or assign a particular weight to any given factor in determining equity award grant levels.  Rather, the Compensation Committee’s determination of grant levels is subjective, and the Compensation Committee grants awards that it believes in its judgment are reasonably competitive.

The Compensation Committee believes that restricted stock helps to create incentives for performance and further realign the interests of executives with those of shareholders because the stock’s value increases or decreases in conjunction with the Company’s stock price.  In addition, the Compensation Committee believes that granting awards with multi-year vesting periods creates a substantial retention incentive and encourages the NEOs to focus on the Company’s long-term business objectives and stock performance.  Most restricted shares granted to executive officers and other employees vest over a three-year period.  Grants made in June 2015 to Mr. Marron and Ms. Marion vest over a five-year period to further align their long-term interests with shareholders.  A June 2016 grant to Mr. Norton, which originally had a vesting schedule of three years, was changed to a two-year vesting schedule to run concurrent with his employment contract when he transitioned from his role as CEO to Executive Chairman.

CEO Compensation

While generally the Compensation Committee determines compensation for our CEO using the same criteria it uses for other executives, the CEO’s compensation is based relatively less on base salary, and instead provides greater opportunities for short-term performance-based cash and long-term equity grants.  In June 2017, Mr. Marron’s annual base salary was increased from $700,000 to $750,000.  In making the increase the Compensation Committee considered the 2016 report by the Company’s Compensation Consultant, as more fully discussed below, and the Company’s performance during the fiscal year ended March 31, 2017.  On July 16, 2018, the Compensation Committee increased Mr. Marron’s annual base salary to $800,000, effective April 1, 2018.

Executive Chairman Compensation and Retention Payments

Mr. Norton’s annual base salary was $300,000 throughout the fiscal year ended March 31, 2018.  When he transitioned from CEO to Executive Chairman, and to facilitate transition of Mr. Marron to CEO, Mr. Norton became entitled to certain retention payments, provided that he remained employed by the Company at the date the payment was due.  During the fiscal year ended March 31, 2018, Mr. Norton received a retention payment of $250,000 on July 31, 2017, and a final retention payment of $500,000 on January 31, 2018.  No more retention payments are due.

Other Elements of Our Fiscal Year 2018 Executive Compensation Program

Severance and Change in Control Provisions

Severance and change in control provisions are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are frequently offered.  Severance benefits are designed to provide benefits to ease an executive’s transition following an employment termination by the Company due to changes in our employment needs.  Additionally, severance agreements increase the enforceability of non-competition provisions to which all of our executives are contractually bound.  Change in control benefits are intended to encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes.  Both severance and change in control benefits are often an important part of an executive’s compensation package.  In September 2017, the Change in Control provisions in our executive employment agreements were changed from a modified single-trigger to a double-trigger.  See further details under the section entitled “Employment Agreements, Severance and Change in Control Provisions.”

Clawback Policy

Our executive compensation arrangements with our NEOs, including our CIP and employment agreements, provide that bonuses or other compensation are subject to recovery by the Company to the extent required by Dodd-Frank and Sarbanes-Oxley, and any regulations promulgated thereunder.  This provision does not apply to base salary, or to time-vested restricted stock which is not awarded, granted or vested based on financial measures required to be reported under the securities laws.

Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines for our executive officers to further align the interests of our executive officers with the interests of our shareholders.  The guidelines, which were most recently updated in March 2017, are expressed as a multiple of the executives’ base salary as of each April 1st, or as of the date they are first identified as executive officers.  Our executive officers are expected to retain stock ownership valued at a multiple of two times their annual base salary within five years of first being identified as an executive officer. Our CEO is expected to retain stock ownership valued at a multiple of five times his annual base salary within the same time frame.  Executive officers are expected to retain one-half of all equity grants until such time as the target stock ownership is reached.  The guidelines may be waived at the discretion of our Compensation Committee in the event of an extraordinary expense (such as, for example, housing or higher education needs), or if compliance would create a severe hardship or prevent an executive from complying with a court order, as in the case of a divorce or other property settlement.  However, the Company expects such instances to be rare, and has not granted any waivers.  At this time, all of our executive officers meet their respective guideline requirement.

Hedging and Short Sales Policies

Our Insider Trading Policy applies to all of our employees and directors.  Under the policy, our directors, officers, and employees who are “Insiders” (as defined in the Policy) are absolutely prohibited from hedging, including using prepaid variable forward contracts, equity swaps, collars and exchange funds, and similar transactions that establish downside price protection, including short sales, and buying or selling put options, call options, or other derivatives of Company securities.

All trades of Company stock by directors, executive officers, and Insiders require pre-approval from our General Counsel, and must be made in accordance with the Insider Trading Policy.

Tax and Accounting Considerations

Deductibility of Executive Compensation and the Tax Cuts and Jobs Act of 2017

IRC Section 162(m), as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its Named Executive Officers (“Covered NEOs”) unless, for tax years prior to January 1, 2018, such compensation met certain criteria, including being based solely upon the attainment of objective performance criteria.  One consideration in our executive compensation program has been to structure at-risk elements for awards under our 2014 CIP to qualify those elements as performance-based, and qualify for the deduction.  On December 22, 2017, the performance-based exception under Section 162(m) was repealed for fiscal years commencing on or after January 1, 2018, subject to certain transition relief.  As a result, the payments made to our Covered NEOs for the fiscal year ended March 31, 2018, will qualify for the deduction; however, the deduction will not be available for any executive officer beginning with our fiscal year ending March 31, 2019.

For our fiscal year beginning April 1, 2018, and future years, the Compensation Committee will review and consider the deductibility of executive compensation, taking into account the changes to IRC Section 162(m).  The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy, and in light of the changes to IRC Section 162(m), it is expected that the Compensation Committee will authorize payments that are not deductible for federal income tax purposes when it believes that such payments are appropriate to attract, retain and incentivize executive talent.

Our executive employment agreements also provide that, if a severance payment is subject to the excise tax provided in IRC Section 280G, the executive will receive a lesser payment if he or should would receive a greater after-tax benefit, which will better enable the Company to obtain a tax deduction.

Accounting Considerations

Accounting considerations also play a role in the design of our executive compensation programs and policies.  Codification Topic Compensation—Stock Compensation requires us to expense the cost of stock-based compensation awards.  We consider the relative impact of the expense, in addition to other factors such as stockholder dilution, retentive impact, motivational impact, and the overall competitiveness of compensation packages when selecting long-term equity incentive instruments.

Benefits and Perquisites

Our NEOs participate in benefit plans generally available to all of our employees, including medical, health, life insurance and disability plans.  They also are eligible to participate in our 401(k) plan, and receive Company matching contributions, to the extent made by the Company, on the same terms as generally available to our employees.  Pursuant to his employment agreement, our CEO, Mr. Marron, is entitled to reimbursement for his annual participation in an executive health assessment program.

Our executive officers are provided with relatively limited perquisites, which we believe is in the best interests of the Company.  In some years, certain of our executive officers have received certain company-paid travel, meals and entertainment costs for their families to attend a company sales meeting (hereinafter “Sales Meeting”) which is attended by our high-achieving employees.  All attendees at that Sales Meeting are likewise eligible to have their families attend the meeting with the Company’s paying the same costs.

2018 Pay Ratio Disclosure

In August 2015 pursuant to a mandate of Dodd-Frank the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s total annual compensation to the total annual compensation of the principal executive officer (‟PEO”), which for ePlus is Mr. Marron, our CEO.  The purpose of the new required disclosure is to provide a measure of the equitability of pay within the Company.  ePlus believes its compensation philosophy and process yield an equitable result and presents such information as follows:

Median Employee total annual compensation was $113,315.

Mr. Marron’s total annual compensation was $2,953,466.

Based on this information, for our 2018 fiscal year, the ratio of the annual total compensation of Mr. Marron to the annual total compensation of our median employee was estimated to be 26.1 to 1.  This pay ratio is a reasonable estimate, calculated in a manner consistent with the applicable SEC requirements.

In determining the median employee, a list was prepared of all employees’ compensation as of December 31, 2017.  The list included the full annual compensation of all individuals who were employed throughout the entire 2017 calendar year, and annualized compensation for employees who joined ePlus during 2017.  The median employee was then selected from the list.  To identify our median employee, we calculated compensation as the sum of (i) base salary, (ii) commissions, and (iii) equity that vested during the year.  For simplicity, the value of the Company’s 401(k) plan and medical benefits provided was excluded as all eligible employees, including Mr. Marron, are offered the exact same benefits and the Company uses the IRC safe harbor provision for 401(k) discrimination testing.

Once we identified our median employee, we calculated his or her compensation under the Summary Compensation Table rules in a manner that is consistent with the calculation of our CEO’s compensation, without any adjustments or estimates.  The SEC requirements for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices.  Accordingly, the pay ratio we report may not be comparable to the pay ratio other companies report.

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Role of the Board, Compensation Committee and our Executive Officers

Role of the Board and Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, generally establishes the components of our compensation program and may evaluate the components from time to time.  The Compensation Committee is responsible for evaluating and setting the compensation for our CEO, Executive Chairman, and CFO and, beginning with his appointment on May 7, 2018, our Chief Operating Officer.  The Compensation Committee reviews the executive compensation program on an annual basis, with awards and adjustments generally being made in June.  Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities.  In making these determinations, the Compensation Committee may consider such factors as the Company’s performance, the individual performance of an executive officer, information from our compensation consultant (if any), and recommendations from management.  In some cases, our Board of Directors ratifies the Compensation Committee’s decisions.  The Compensation Committee also considers any recommendations from the Board relating to the CEO’s performance.

Role of the Chief Executive Officer

Our CEO, Mr. Marron, was responsible for the implementation and administration of our executive compensation program during the fiscal year.  Mr. Marron recommended the overall structure for our executive compensation program, including base salary, metrics for the 2014 CIP award agreements for fiscal 2018, and the amount and vesting schedule of equity awards to be granted.  The final decisions regarding executive compensation were, however, made by the Compensation Committee.  Additionally, neither the CEO nor the Executive Chairman are present during any deliberations or voting with regard to their own compensation.

Guidance from the Compensation Committee’s Independent Compensation Consultant

An independent compensation Consultant periodically provides executive compensation consulting services to the Compensation Committee.  The Compensation Committee reviewed the independence of the Consultant under NASDAQ and SEC rules, and concluded that the work of the Consultant has not raised any conflict of interest.  The Consultant is engaged directly by the Compensation Committee.

In June 2016, the Consultant provided services relating to a review of our CEO’s and CFO’s compensation arrangements, including base salary, annual incentives, total cash compensation, long-term incentives, and total direct compensation.  The Compensation Committee referred to this report in June 2017 when setting the compensation for Mr. Marron and Ms. Marion.

While the Consultant provided general observations on the Company’s compensation programs, it did not determine or recommend the amount or form of compensation for the NEOs.

Comparison Peer Groups

The Compensation Committee reviews the compensation practices of peer companies as part of its decision-making process so it can set total compensation levels that it believes are reasonably competitive.  The Compensation Committee, however, does not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation at a particular percentile.  Furthermore, the Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the NEOs.

In June 2016 the Compensation Committee reviewed the composition of our peer group with regard to CEO and CFO positions.  This review included the advice of the Consultant.  The peer group that was used during our fiscal year ended March 31, 2018, was comprised of the below.  Presidio was added to our peer group after they became publicly traded in March 2017.

Peer Group
Ciber, Inc.	Black Box Corp.	CDW Corporation
PCM, Inc. (f/k/a PC Mall)	Datalink Corporation	ScanSource, Inc.
PC Connection Inc.	Insight Enterprises, Inc.	ManTech International Corp.
Presidio, Inc.

In determining our peer group, we considered our revenue; net earnings; earnings before interest, taxes, depreciation and amortization (“EBITDA”); market capitalization; number of employees; ISS-selected peers; Industry GICS Code; and companies with whom we compete for customers.  While we also view a number of other companies as potential peers, because they are privately held and no compensation data was available for those entities, they were not included in our peer group.

In addition to the peer groups described above, in 2017 the Compensation Committee also considered survey data provided by the Consultant.

Alignment of Senior Management Team to Drive Performance

Our performance goals are designed to drive shareholder value creation by aligning members of senior management with our strategy and common performance goals.  To match performance to our goals, the Company engages in extensive communications on what members of senior management, together with their teams, should strive toward to impact achievement of the Company’s goals.  We believe this understanding of the link between individual, team, and Company performance helps the Company to focus on actions that have the greatest potential to drive the Company toward more profitable growth and shareholder value.

2018 EXECUTIVE COMPENSATION

The following table includes information concerning compensation paid to or earned by our NEOs during fiscal years 2018, 2017, and 2016.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Phillip G. Norton - Executive	2018	298,846	-	378,253	753,500	1,430,599
Chairman of the Board	2017	465,000	778,558	428,088	262,220	1,933,866
	2016	766,989	900,900	806,475	8,184	2,482,548
Mark P. Marron – President	2018	740,720	1,594,000	605,204	13,542	2,953,466
and Chief Executive Officer	2017	641,666	1,615,558	261,609	11,765	2,530,598
	2016	515,341	4,013,100	492,846	9,598	5,030,885
Elaine D. Marion – Chief	2018	443,504	956,400	313,950	14,211	1,728,065
Finanical Officer	2017	415,000	778,558	190,261	11,211	1,395,030
	2016	412,012	2,457,000	358,433	11,797	3,239,242

(1)
The values in this column represent the aggregate grant date fair values of restricted stock awards granted in the respective fiscal year, computed in accordance with
Codification Topic Compensation—Stock Compensation.  Assumptions used in calculating these values may be found in Note 11 of our financial statements in our 2018 Form 10-K.  Each of these amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the NEOs.

(2)
These amounts reflect cash payments made under our 2014 CIP during fiscal years 2018, 2017 and 2016, which reflect compensation earned during each prior respective fiscal year.  A detailed description of the fiscal 2018 payments can be found in the CD&A.

(3)
Pursuant to his employment agreement, Mr. Norton received two retention payments during the year, one for $250,000 on July 31, 2017, and one for $500,000 on January 31, 2018.  In accordance with the Company’s policy applicable to all eligible employees who decline health insurance, Ms. Marion receives a $100/month insurance waiver payment.  Additionally, each of our executive officers received other compensation during fiscal years 2018, 2017 and 2016, in the form of an employer 401(k) match (which is available on the same terms to all employees), and Mr. Marron and Ms. Marion received travel, meals, and entertainment costs for their family to attend the Sales Meeting for our high-performers and executives.  The amounts received by each named executive officer in fiscal year 2018 are enumerated below:

	Other Compensation
	Employer 401K Match	Sales Meeting (1)	Retention Payment	Medical Insurance Waiver	Total Other
Phillip G. Norton	$3,500	$-	$750,000	$-	$753,500
Mark P. Marron	$3,500	$10,042	$-	$-	$13,542
Elaine D. Marion	$3,500	$9,511	$-	$1,200	$14,211

(1)
The amounts shown reflect the costs incurred by the Company relating to the executives’ family’s attendance at the Sales Meeting, grossed up to cover the taxes incurred by the executive.  This payment was received similarly by all attendees at the Sales Meeting.

2017 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our NEOs in fiscal year 2018 under the 2014 CIP and the Company’s 2012 Employee Long-Term Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)(2)	Underlying Options (#)	Option Awards ($/Sh)	and Option Awards ($)(3)
Phillip G. Norton		11,250	150,000	300,000	-	-	-	-
Mark P. Marron	6/8/2017				20,000	-	-	1,594,000
		45,000	600,000(4)	1,200,000
Elaine D. Marion	6/8/2017				12,000	-	-	956,400
		18,750	250,000(5)	500,000

(1)
These amounts reflect award opportunities under the 2014 CIP and are described more fully in the CD&A under the heading “Components of Compensation and 2018 Compensation Determinations” and subheading “Cash Compensation.”  Threshold amounts represent minimal level of achievement of the lowest weighted financial performance metric, and maximum amounts represent 200% of target values.  Actual payments with respect to the awards for 2017 are disclosed in the Non-Equity Incentive Plan Compensation column of the 2018 Summary Compensation Table.

(2)
These amounts represent the number of shares of restricted stock granted to the NEOs under our 2012 Employee LTIP.  Equity awards granted to the executive officers and reflected in the 2018 Grants of Plan-Based Awards Table vest equally over a three-year period, and may be accelerated in limited circumstances as set forth in the Employee LTIP, award agreements, and/or employment agreements.

(3)
These amounts reflect the grant date fair value of the restricted stock granted in fiscal year 2018.  This represents the aggregate amount that we expected to expense for such grants in accordance with Codification Topic Compensation—Stock Compensation over the grants’ respective service period.  These amounts do not necessarily correspond to the actual values that will be expensed by us or realized by the NEOs.  Assumptions used in calculating these values with respect to restricted stock awards may be found in Note 11 of our 2018 Annual Report.

(4)	On June 8, 2017, the Award was amended to increase the target bonus from $400,000 to $600,000.
(5)	On June 8, 2017, the Award was amended to increase the target bonus from $207,500 to $250,000.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table provides information concerning the outstanding equity-based awards as of March 31, 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Phillip G. Norton	16,343	1,269,851
Mark P. Marron	104,146	8,092,144
Elaine D. Marion	60,012	4,662,932

(1)
The following table shows the dates on which the outstanding stock awards as of March 31, 2018, will vest, subject to continued employment through the vest date, or acceleration in limited circumstances as set forth in the 2012 Employee LTIP, award agreements, and/or employment agreements.

	Number of Shares
Vest Date	Phillip G. Norton	Mark P. Marron	Elaine D. Marion
6/8/18	-	6,666	4,000
6/16/18	9,009	6,006	6,006
6/17/18	7,334	19,600	12,000
7/21/18	-	6,667	-
6/8/19	-	6,667	4,000
6/16/19	-	6,006	6,006
6/17/19	-	19,600	12,000
7/21/19	-	6,667	-
6/8/20	-	6,667	4,000
6/17/20	-	19,600	12,000

(2)
Because the markets were closed on the last business day of our fiscal year, which was March 30, 2018, the market value was computed by multiplying the closing price of our common stock ($77.70) on the last trading day of our fiscal year, March 29, 2018, by the number of shares in the first column.

Fiscal Year 2018 Options Exercised and Stock Vested

The following table sets forth information with respect to the shares of Company common stock acquired through vesting of restricted stock during our fiscal year 2018.  There were no stock options outstanding during fiscal year 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Phillip G. Norton	16,343	1,223,860
Mark P. Marron	41,340	3,153,183
Elaine D. Marion	27,074	2,057,036

(1)
Market value was computed by multiplying the closing price of our common stock on the day of vesting by the number of shares acquired.  Additionally, the restricted stock shares were net-share settled such that the Company withheld shares with value equivalent to the NEOs’ minimum statutory tax obligation for the applicable income and other employment taxes, and remitted cash to the appropriate taxing authorities.  The amounts in the table represent the gross number of shares and value realized on vesting for each of the NEOs.  The net number of shares acquired by Mr. Norton, Mr. Marron, and Ms. Marion was 9,756, 22,358, and 15,438, respectively.

Employment Agreements, Severance, and Change in Control Provisions

Our incentive plans for and employment agreements with our NEOs reflect our compensation philosophy.  New employment agreements with our NEOs became effective December 12, 2017.  In addition, we entered into an employment agreement with Mr. Raiguel in conjunction with his promotion to Chief Operating Officer, effective May 7, 2018.

All of our employment agreements with our named executive officers contain “clawback” provisions as required by Dodd-Frank and Sarbanes-Oxley.

In all cases, our NEOs’ receipt of severance payments is contingent upon his or her executing a release, and certifying that he or she will comply with certain confidentiality, non-competition, and non-solicitation provisions of the employment agreement.

The Company’s employment agreements with its NEOs are intended to comply with IRC Section 409A.  The material terms of the employment agreements are described below.  Also, pursuant to our 2012 Employee LTIP and standard award agreement, unvested stock issued to any employee will vest upon a change of control, as defined in the 2012 Employee LTIP.

Phillip G. Norton
Executive Chairman

•
Mr. Norton’s Amended & Restated Employment Agreement, which was entered into on  December 12, 2017, terminates on July 31, 2018.  On July 11, 2018, the Company announced that Mr. Norton will retire as an employee of ePlus effective July 31, 2018, however, he will continue to serve as Executive Chairman of our Board of Directors (a non-employee director position).

•
During the term of Mr. Norton’s employment agreement, a severance payment upon termination of employment by the Company “without cause,” or by Mr. Norton for “good reason,” as those terms are defined in the agreement, would have resulted in severance as set forth in a schedule attached to the agreement.  As of March 31, 2018, the severance due would be $100,000.  The severance amount is reduced to $0 in July 2018.  Mr. Norton would also be entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.  During the fiscal year ended March 31, 2018, pursuant to the agreement, Mr. Norton would have been entitled to a pro-rated payment under our CIP, to the extent that Performance Goals are met, with the payment to be made at the time the payment would have been made had there been no termination of employment.

•
In the event of Mr. Norton’s death, or termination due to disability during the employment term, the employment agreement provided for a cash severance as set forth in a schedule attached to the agreement; a pro-rated payment under our Cash Incentive Plan, to the extent that Performance Goals were met, with the payment to be made at the time the payment would have been made had there been no termination of employment; and an acceleration of any unvested restricted stock, as set forth in the 2012 Employee LTIP and Mr. Norton’s award agreement.

•
In exchange for Mr. Norton’s ongoing assistance with, among other things, the leadership transition as Mr. Marron moved into the CEO role, Mr. Norton’s agreement provided for three retention payments on the following schedule:  $250,000 on January 31, 2017, $250,000 on July 31, 2017, and $500,000 on January 31, 2018.

•
In the event Mr. Norton’s employment was terminated due to disability, by the Company without Good Cause or by Mr. Norton for Good Reason (all as defined in the agreement), the Company also would be responsible to pay Mr. Norton an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Mr. Norton and his spouse’s qualified coverage under the Company’s medical, prescription, dental, and other health benefits, through the earlier of 18 months after the termination date, July 31, 2018, or the date that he or his spouse become ineligible for COBRA.

•	Mr. Norton’s agreement also set his CIP target award for fiscal year 2018 at $150,000.

The table below summarizes the potential payments and benefits to Mr. Norton upon the occurrence of certain triggering events.  The table assumes a hypothetical effective date of termination of March 31, 2018, and a payment of the target award under the 2014 CIP.  The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance	Target Cash Incentive (1)	Equity-Based Compensation Awards(2)(3)	Benefits	Total
Termination Without Cause, or for Good Reason, as defined in the agreement	$104,218	$150,000	$1,269,851	$-	$1,524,069
Change in Control	$-		$1,269,851	$-	$1,269,851
Death or Disability	$104,218	$150,000	$1,269,851	$-	$1,524,069

(1)
In the event of death, disability, termination without cause, or termination for good reason, all as defined in the agreement, Mr. Norton would have been entitled to a pro-rated payment under our 2014 CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination.  The above table assumes the target goal is reached but not exceeded.

(2)
The value of the equity-based compensation awards for all termination tables herein is as of March 30, 2018, the last business day of our fiscal year, however, since the markets were closed on that day, we used the closing price of our common stock ($77.70) on the last trading day of our fiscal year, March 29, 2018.

(3)	Pursuant to the 2012 Employee LTIP, and our standard award agreements, upon death or a change in control, as defined by the 2012 Employee LTIP, all unvested stock for all employees will vest.

Mark P. Marron
Chief Executive Officer

•	Effective as of December 12, 2017.

•
Mr. Marron’s agreement has a termination date of January 31, 2018, however, the agreement contains automatic two-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term.  As no notice of termination was provided, the expiration date of his agreement is now January 31, 2020.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Mr. Marron is entitled to eighteen months of his base salary, in addition to a pro-rated payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination.

•
In the event of termination without cause, or by Mr. Marron for good reason, he is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

•
In the event of termination without cause by the Company or for good reason by Mr. Marron, the Company also would be responsible to pay Mr. Marron an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Mr. Marron and his dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for 18 months.

•	Mr. Marron’s employment agreement was amended on June 8, 2017, to increase his base salary to $750,000, and again on July 16, 2018, to increase his base salary to $800,000, effective April 1, 2018.

The table below summarizes the potential payments and benefits to Mr. Marron upon the occurrence of certain triggering events.  The table assumes a hypothetical effective date of termination of March 31, 2018, and a payment of the target award under the 2014 CIP.  The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance	Target Cash Incentive (2)	Equity-Based Compensation Awards(3)	Benefits	Total
Termination Without Cause, or for Good Reason, as defined in the agreement	$1,153,875	$600,000	$8,092,144	$-	$9,846,019
Change in Control	$-		$8,092,144	$-	$8,092,144
Death or Disability (1)	$1,153,875	$600,000	$8,092,144	$-	$9,846,019

(1)	The Cash Severance column assumes disability. No cash severance is due in the event of death.
(2)
In the event of disability, termination without cause or by Mr. Marron for good reason, all as defined in the agreement, Mr. Marron is entitled to a pro-rated amount of the payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination.  The above table assumes the target goal is reached but not exceeded.

(3)
Pursuant to the 2012 Employee LTIP, and our standard award agreements, upon death or a change in control, as defined by the 2012 Employee LTIP, all unvested stock for all employees will vest.  The value of the equity-based compensation awards for all termination tables herein is as of March 30, 2018, the last business day of our fiscal year, however, since the markets were closed on that day, we used the closing price of our common stock ($77.70) on the last trading day of our fiscal year, March 29, 2018.

Elaine D. Marion
Chief Financial Officer

•	Effective as of December 12, 2017.

•
Ms. Marion’s agreement has a termination date of July 31, 2018, however, the agreement contains automatic one-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term.  As no notice of termination was provided, the expiration date of her agreement is now July 31, 2019.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Ms. Marion  is entitled to twelve months of her base salary, in addition to a pro-rated amount of the payment under our CIP.

•
In the event of termination without cause or by Ms. Marion for good reason, she is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

•
In the event of termination without cause by the Company or for good reason by Ms. Marion, an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Ms. Marion and her dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for 18 months.

•	Ms. Marion’s employment agreement was amended on June 8, 2017, to increase her base salary to $450,000.

The table below summarizes the potential payments and benefits to Ms. Marion upon the occurrence of certain triggering events.  The table assumes a hypothetical effective date of termination of March 31, 2018, and a payment of the target award under the 2014 CIP.  The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance	Target Cash Incentive (2)	Equity-Based Compensation Awards(3)	Benefits	Total
Termination Without Cause, or for Good Reason, as defined in the agreement	$450,000	$250,000	$4,662,932	$-	$5,362,932
Change in Control	$-	$-	$4,662,932	$-	$4,662,932
Death or Disability (1)	$450,000	$250,000	$4,662,932	$-	$5,362,932

(1)	The Cash Severance column assumes disability. No cash severance is due in the event of death.
(2)
In the event of disability, termination by the Company without cause, or by Ms. Marion for good reason, all as defined in the agreement, Ms. Marion is entitled to a pro-rated amount of the payment under our CIP.  The above table assumes the target goal is reached but not exceeded.

(3)
The value of the equity-based compensation awards for all termination tables herein is as of March 30, 2018, the last business day of our fiscal year, however, since the markets were closed on that day, we used the closing price of our common stock ($77.70) on the last trading day of our fiscal year, March 29, 2018.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2018, about our common stock that may be issued upon the exercise of options, warrants, and rights under our prior equity compensation plans.  It also provides information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants, or rights.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	-	n/a	905,683(1)
Equity compensation plans not approved by security holders	-	n/a	-
Total	-		905,683

(1)
This number includes 144,442 shares reserved for issuance under the 2017 Non-Employee Director Long-Term Incentive Plan and available for future restricted stock awards, and 761,241 shares reserved for issuance under the 2012 Employee LTIP and available for future awards.

PROPOSAL 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2019

The Board and the Audit Committee recommend that the stockholders ratify the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019.  Deloitte is currently the Company’s independent registered public accounting firm, and the Audit Committee approved the selection and retention of Deloitte for fiscal year 2019.

Neither the Company’s Bylaws or other governing documents nor the law require shareholder ratification of the selection of Deloitte as the Company’s independent registered accounting firm.  As a matter of good corporate practice, however, the Company is submitting the selection of Deloitte to the shareholders for ratification.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte.  Even if the selection is ratified, the Audit Committee retains discretion to direct the selection of a different independent registered accounting firm at any time if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte are expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2019.

AUDIT COMMITTEE REPORT

The Audit Committee’s report regarding the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2018 is below.  The information contained in this report is not soliciting material, is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference.

The Audit Committee has certain duties and powers as described in its written charter adopted by the Board, which is available on the Investors section of the Company’s website at
http://www.eplus.com/investors/corporate-governance-legal/committee-charters.  The Audit Committee is responsible primarily for assisting the Board in its oversight of the Company’s accounting and financial reporting processes, including audits of the Company’s financial statements and the integrity of its financial statements, determining the independent registered public accounting firm’s qualifications and independence, and evaluating the performance of the Company’s internal audit function and that of the independent registered public accounting firm.  The Audit Committee does not itself prepare financial statements or perform audits.  All members of the Audit Committee are “independent,” as required by applicable Listing Rules of the NASDAQ Stock Market, as currently in effect, and in accordance with SEC rules and regulations, and each such member has the ability to read and understand fundamental financial statements.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; establishment and effectiveness of internal controls over financial reporting; and maintenance of appropriate accounting and financial reporting principles, policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  Deloitte is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States)(“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, and auditing the effectiveness of internal controls over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte.  The Audit Committee has discussed with Deloitte the matters required to be discussed by the PCAOB Auditing Standard 1301: Communications with Audit Committees.  The Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.  Deloitte has free access to the Audit Committee to discuss any matters Deloitte deems appropriate.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations of management and Deloitte.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, that Deloitte is in fact “independent”, or the effectiveness of the Company’s internal controls.

Based on the reports and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2018.  This report is provided by the following independent directors, who served on the Audit Committee during the 2018 fiscal year.

Submitted by the Audit Committee

Terrence O’Donnell, Chairman
John E. Callies
C. Thomas Faulders, III
Lawrence S. Herman

Independent Registered Public Accounting Firm Fees and Independence

Deloitte has served as the Company’s independent registered public accounting firm since 1990.  The Audit Committee of the Board has selected Deloitte as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2019.

The following table presents the aggregate fees paid to or accrued by Deloitte for the audit of the Company’s annual consolidated financial statements, and all other professional services rendered by Deloitte, for the fiscal years ended March 31, 2018, and March 31, 2017:

	Fiscal 2018 ($)	Fiscal 2017 ($)
Audit Fees	$1,755,448	$1,654,062
Audit Related Fees	-	-
Tax Related Fees	202,799	-
All Other Fees	1,895	1,895
TOTAL FEES	$1,960,142	$1,655,957

Audit-Related Fees

Deloitte billed no audit-related fees for the fiscal years ended March 31, 2018 and 2017.  Deloitte did not provide audit-related services during the last two fiscal years.  The Audit Committee pre-approves all auditing services (which may entail providing comfort letters in connection with securities underwriting), and all audit-related services Deloitte provided to us, subject to a de minimis exception as set forth by the SEC.

Tax Related Fees

Deloitte’s fees for tax-related services were $202,799 and $0 for the fiscal years ended March 31, 2018 and 2017, respectively.

All Other Fees

Deloitte’s fees for an annual license to online resources were $1,895 for each of the fiscal years ended March 31, 2018 and 2017.

FREQUENTLY ASKED QUESTIONS CONCERNING THE ANNUAL MEETING

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about July 27, 2018, to the Company’s shareholders in connection with our Board’s solicitation of proxies to be voted at the Annual Meeting of Shareholders on September 13, 2018, at 8:00 am ET, at The Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171, and any postponement or adjournment thereof.  This proxy statement describes the matters on which you, as the Company’s shareholder, are entitled to vote.  It also includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will be asked to vote to (1) elect the nine director nominees named in this proxy statement for a term expiring at the 2019 Annual Meeting of Shareholders; (2) approve, on an advisory basis, the compensation of our NEOs; and (3) ratify the appointment of the Company’s independent registered public accounting firm.  See the sections entitled “Proposal 1 – Election of Directors,” “Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation,” and “Proposal 3 – Ratification of Independent Registered Public Accounting Firm.”  The Board does not know of any matters to be brought before the meeting other than as set forth in the Notice of Annual Meeting of Shareholders (the “Notice”).

Who may attend the Annual Meeting?

Only holders of our common stock as of the close of business on our Record Date, which was July 19, 2018, or their duly appointed proxies, may attend the Annual Meeting.  If you hold your shares through a broker, bank, or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank, or other nominee, or a copy of the statement (such as a brokerage statement) from your broker, bank, or other nominee reflecting your stock ownership as of our Record Date to be admitted to the Annual Meeting.

Who may vote at the Annual Meeting?

Holders of our common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  As of July 19, 2018, there were 13,723,049 shares of our common stock outstanding  and 233,454 unvested restricted shares entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Eligible shareholders may vote in one of four ways:

•	By telephone – You may use the toll-free telephone number shown on your Notice or proxy card;

•	Via the Internet – You may visit the Internet website shown on your Notice or proxy card and follow the on-screen instructions;

•	By mail – You may date, sign, and promptly return your proxy card by mail in a postage prepaid envelope; or

•	In person – You may deliver a completed proxy card at the meeting or vote in person.

Voting instructions for eligible shareholders (including instructions for both telephonic and Internet voting) are provided under the heading “Voting Information” of this proxy statement and on the proxy card.  The telephone and Internet voting procedures are designed to authenticate shareholder identities, allow shareholders to give voting instructions, and confirm that the shareholders’ instructions have been recorded properly.  A control number, located on the Notice and the proxy card, will identify shareholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.  Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the shareholder.  If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card.  The deadline for voting by telephone or via the Internet is 11:59 p.m. ET on Wednesday, September 12, 2018.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If an eligible shareholder does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted.  Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, and which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions.  A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

•
Non-Discretionary Items. The election of directors (Proposal 1) and the advisory vote to approve Named Executive Officer compensation (Proposal 2) may not be voted on by your broker if it has not received voting instructions.

•
Discretionary Items. The ratification of Deloitte as the Company’s independent registered public accounting firm (Proposal 3) is a discretionary item.  Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting, or any adjournments or postponements thereof, by:

•	Mailing written notice of revocation or change to our Corporate Secretary at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia, 20171;

•	Delivering a later-dated proxy (either in writing, by telephone, or via the Internet); or

•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Will my votes be publicly disclosed?

No.  As a matter of policy, shareholder proxies, ballots, and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of the Company’s Transfer Agent, Computershare, will serve as the inspector of election for the Annual Meeting, and will count the votes.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

To constitute a quorum, there must be in attendance or represented by proxy a majority of the voting power of the outstanding capital stock entitled to vote at the Annual Meeting of Stockholders.  A quorum is required to transact business at the Annual Meeting.  Abstentions and broker non-votes count toward the establishment of a quorum.

How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of director nominees named in this proxy statement.  Each of the nine nominees for director will be elected by a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors, subject to the Company’s director resignation policy should any director not receive a majority of the votes cast.  A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting.  In the election of directors, Proposal 1, you may vote “for” each of the nominees or your vote may be “withheld” with respect to one or more of the nominees.  Please note, however, that the Company’s Corporate Governance Guidelines provide that, in an uncontested election (that is, an election where the number of director nominees does not exceed the number of directors to be elected), if any nominee for director does not receive a majority of the votes cast, he or she is expected to tender his or her resignation in writing to the Chairman of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee shall evaluate the resignation tendered and shall make a recommendation to the Board whether to accept or reject the resignation, or whether other actions should be taken.  The Board shall act on each such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certification of the election results.  If a director’s resignation is not accepted by the Board, then the director who tendered that resignation will continue to serve on the Board until the 2019 Annual Meeting of Shareholders and until his or her successor is elected and qualified, or until his or her earlier death, unconditional resignation, or removal.  In the event of a contested election, director nominees who receive the most votes for the number of seats up for election will be elected.  Broker non-votes and abstentions will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 2: Advisory vote to approve Named Executive Officer compensation.  The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting, is required to approve on an advisory, non-binding basis the compensation paid to our NEOs.  Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote.  Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.  The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting, is required to ratify Deloitte as the Company’s independent registered public accounting firm for the year ending March 31, 2019.  Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote.  Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Who pays to prepare, mail, and solicit the proxies?

The Company will bear the costs of solicitation of proxies for the Annual Meeting of Shareholders, including preparation, assembly, printing, and mailing of the Notice, this proxy statement, the Annual Report, the proxy card, and any additional information furnished to shareholders.  We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners.  Proxies may be solicited in person or by mail, telephone, or electronic transmission on our behalf by our directors, officers, or employees.  However, we do not reimburse or pay additional compensation to our own directors, officers, or other employees for soliciting proxies.

OTHER MATTERS

Other Business

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will have the discretionary authority to vote such proxy on such matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of our Annual Report, which includes our Form 10-K for the year ended March 31, 2018, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Investor Relations
ePlus
13595 Dulles Technology Drive
Herndon, VA  20171
(703) 984-8400

You may also obtain our Form 10-K via the SEC’s Internet site, www.sec.gov, or our Annual Report, which includes our Form 10-K, via our website, www.eplus.com/Investors/Pages/Annual-Reports.aspx.

Additional copies of the Annual Report, the Notice, this Proxy Statement, and the accompanying proxy may be obtained from our Investor Relations department at the address above.

Householding

Company shareholders who share an address may receive only one copy of the Notice or this proxy statement and the Annual Report from their bank, broker, or other nominee, unless contrary instructions are received.  We will deliver promptly a separate copy of the Notice or this proxy statement and Annual Report to any stockholder who resides at a shared address and to which a single copy of the documents was delivered, if the shareholder makes a request by contacting our Corporate Secretary, ePlus, 13595 Dulles Technology Drive, Herndon, Virginia, 20171, or by telephone at (703) 984-8400.  If you wish to receive separate copies of the Notice or this proxy statement and the Annual Report in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank, or other nominee.

Shareholder Proposals for the 2019 Annual Meeting

Shareholders have the opportunity to submit proposals for next year’s Annual Meeting of Shareholders.  To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s Annual Meeting, your shareholder proposal must be submitted in writing by March 30, 2019, to the Corporate Secretary, ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.  Proposals must be received by that date and satisfy the requirements of Rule 14a-8 under the Exchange Act to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2019 Annual Meeting.

In accordance with our Bylaws, if you wish to submit a proposal for consideration at next year’s Annual Meeting that is not to be included in next year’s proxy materials, or wish to nominate a candidate for election to the Board at next year’s Annual Meeting, your proposal or nomination must be submitted in writing and received by the Corporate Secretary at least 60 days before the date of the first anniversary of this 2018 Annual Meeting if the 2019 Annual Meeting is held within 30 days of the anniversary of this 2018 Annual Meeting or, otherwise, within seven days after the first public announcement of the date of the 2019 Annual Meeting.  Assuming that our 2019 Annual Meeting is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting before July 13, 2019.  If we do not receive written notice during that time period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that Meeting will use their discretion in voting the proxies if any such matters are raised at the meeting.

A submission by an ePlus shareholder must contain the specific information required in ePlus’ Bylaws.  If you would like a copy of ePlus’ current Bylaws, please write to the Corporate Secretary, ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.  ePlus’ current Bylaws may also be found on the Company’s website at http://www.eplus.com/investors/corporate-governance-legal/amended-and-restated-bylaws.

Results of the Annual Meeting

The preliminary voting results will be announced at the Annual Meeting.  The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

Additional Information about the Company

Although the information contained on, or accessible through, our website is not part of this proxy statement, you will find information about ePlus and our corporate governance practices at http://www.eplus.com/investors.  Our website contains information about our Board, its Committees, and their charters; our Bylaws; and our Code of Conduct, Certificate of Incorporation, and corporate governance guidelines.  Shareholders may obtain, without charge, hardcopies of the above documents by writing to the Corporate Secretary, ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

The Company’s principal executive offices are located at 13595 Dulles Technology Drive, Herndon, Virginia 20171.  The Company’s main telephone number is (703) 984-8400.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements.  The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this proxy statement regarding the benefits and anticipated results of our compensation programs and the Compensation Committee’s plans and intentions relating thereto.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.  Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our Annual Report (accompanying this proxy statement), and in the periodic reports that we file with the SEC on Form 10-Q.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 13, 2018

The proxy materials for the Company’s annual meeting of shareholders, including our Annual Report on Form 10-K for the year ended March 31, 2018, and this proxy statement, are available over the Internet by accessing the Company’s website at  http://www.eplus.com/investors/investor-information/annual-meeting-proxy.   Other information on the Company’s website does not constitute part of the Company’s proxy materials.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

July 27, 2018	By Order of the Board of Directors

Erica S. Stoecker
Corporate Secretary & General Counsel

e+

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time, on September 12, 2018.

Vote by Internet

- Go to **www.investorvote.com/PLUS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

ePlus inc. Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Phillip G. Norton	☐	☐	02 - Bruce M. Bowen	☐	☐	03 - C. Thomas Faulders, III	☐	☐
04 - Terrence O'Donnell	☐	☐	05 - Lawrence S. Herman	☐	☐	06 - Ira A. Hunt, III	☐	☐
07 - John E. Callies	☐	☐	08 - Eric D. Hovde	☐	☐	09 - Maureen F. Morrison	☐	☐

	For	Against	Abstain
2. ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THE PROXY STATEMENT.	☐	☐	☐
3. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 3 8 4 6 1 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02VRGA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ePlus inc.

Notice of 2018 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — September 13, 2018

Amanda C. Dupree and Erica S. Stoecker, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ePlus inc. to be held on September 13, 2018, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as the shareholder directs. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)